SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934, as amended

Filed by the registrant    ☒
Filed by a party other than the registrant      ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to Rule 14a-12

METROPOLITAN HEALTH NETWORKS, INC.
(Name of Registrant as specified in its Charter)

METROPOLITAN HEALTH NETWORKS, INC.
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid: Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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250 Australian Avenue
Suite 400
West Palm Beach, Florida 33401

April 29, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Metropolitan Health Networks, Inc., which will be held at 250 Australian Avenue, 15th Floor, West Palm Beach, Florida on Thursday, June 26, 2008, at 10:00 a.m. EST. I look forward to greeting as many of our shareholders as possible.

We also are pleased to be using the new U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their shareholders primarily over the internet. We believe that this new process should expedite your receipt of our proxy materials, lower the costs of our Annual Meeting, and help to conserve natural resources. On April 29, 2008, we mailed our shareholders a notice containing instructions on how to access our 2008 Proxy Statement and 2007 Annual Report and vote online. The notice also included instructions on how to receive a paper copy of your Annual Meeting materials, including the Notice of Annual Meeting, Proxy Statement, and Proxy Card. If you received your Annual meeting materials by mail, the Notice of Annual Meeting, Proxy Statement and Proxy Card were enclosed. If you received your Annual Meeting materials via e-mail, the e-mail contained voting instructions and links to the Annual Report and the Proxy Statement on the internet, which are both available at www.proxyvote.com.

During the meeting, we will discuss each item of business described in the Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the 2008 Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to vote via the internet, by telephone or by completing, dating, signing and promptly returning your Proxy Card. If you decide to attend the 2008 Annual Meeting, you will of course be able to vote in person, even if you have previously submitted your Proxy Card.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Metropolitan.

Sincerely,

/s/ Michael M. Earley

Michael M. Earley
Chairman and Chief Executive Officer

- i -

METROPOLITAN HEALTH NETWORKS, INC.

250 Australian Avenue, Suite 400
West Palm Beach, Florida 33401

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, JUNE 26, 2008

To the Shareholders of Metropolitan Health Networks, Inc.:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders (the "Annual Meeting") of Metropolitan Health Networks, Inc., a Florida corporation ("Metropolitan"), will be held on Thursday, June 26, 2008 at 10:00 a.m. EST, at 250 Australian Avenue, 15th Floor, West Palm Beach, Florida, for the following purposes:

•	To elect seven members to Metropolitan's Board of Directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified;

•
To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton LLP as Metropolitan's independent registered public accounting firm for the fiscal year ending December 31, 2008;

•
To consider and vote upon a proposal to amend the Corporation’s Omnibus Equity Compensation Plan to increase the number of shares of common stock reserved for issuance thereunder by 3,000,000 shares; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

All shareholders are cordially invited to attend; however, only shareholders of record at the close of business on Monday, April 28, 2008 are entitled to vote at the Annual Meeting or any adjournments thereof.

April 29, 2008	By Order of the Board of Directors,

/s/ Roberto L. Palenzuela, Esq.

Roberto L. Palenzuela, Esq.
General Counsel and Secretary

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE VIA THE INTERNET, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

- ii -

- iii -

Compensation Discussion & Analysis	29
Compensation Committee Report	38
Summary Compensation Table	38
2007 Grants of Plan Based Awards	40
Outstanding Equity Awards at Fiscal Year End	44
2007 Outstanding Equity Awards at Fiscal Year-End	44
2007 Option Exercises	45
Pension Benefits	45
Nonqualified Defined Contribution an Other Nonqualified Deferred Compensation Plans	45
Potential Payments Upon Termination or Change-In-Control.	45

SECURITY OWNERSHIP	50
Security Ownership of Directors and Executive Officers	50
Security Ownership of Certain Beneficial Owners	52

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	53

REVIEW OF RELATED PARTY TRANSACTIONS	53

ANNUAL REPORT TO SHAREHOLDERS	53

OTHER BUSINESS	53
2009 Shareholder Proposals	53
Procedures for Nominating or Recommending for Nomination Candidates for Director	54
Other Matters	55

- iv -

2008 ANNUAL MEETING OF SHAREHOLDERS
OF
METROPOLITAN HEALTH NETWORKS, INC.

PROXY STATEMENT

June 26, 2008, 10:00 a.m. EST
250 Australian Avenue
15th Floor
West Palm Beach, Florida

This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies from the holders of our common stock (the "Common Stock") for use at our 2008 Annual Meeting of Shareholders, to be held at 250 Australian Avenue, 15th Floor, West Palm Beach, Florida on Thursday, June 26, 2008, at 10:00 a.m. EST, or at any adjournment(s) or postponement(s) thereof, pursuant to the foregoing Notice of Annual Meeting of Shareholders.

Our 2007 Annual Report on Form 10-K is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials. The approximate date that this Proxy Statement and the related materials are first being sent to our shareholders is April 29, 2008. Shareholders should review the information provided herein in conjunction with our 2007 Annual Report on Form 10-K. The complete mailing address, including zip code, of our principal executive offices is 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401 and our telephone number is (561) 805-8500.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 26, 2008:

The Proxy Statement, Proxy Card and 2007 Annual Report on Form 10-K are available at www.proxyvote.com.

PURPOSES OF THE MEETING

At the Annual Meeting, our shareholders will consider and vote upon the following matters:

1. The election of seven members to our Board of Directors to serve until our next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2. To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2008;

3. To consider and vote upon a proposal to amend the Corporation’s Omnibus Equity Compensation Plan (the “Omnibus Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by 3,000,000 shares; and

4. Such other business as may properly come before the 2008 Annual Meeting, including any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted: (1) FOR the election of the seven nominees for director named below; (2) FOR the approval of and ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and (3) FOR the amendment of the Omnibus Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 3,000,000 shares.

In the event a shareholder specifies a different choice by internet or telephone vote or by means of the enclosed proxy card, his or her shares will be voted in accordance with the specification so made. The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees. In the event that any other matter should come before the Annual Meeting or any director nominee is not available for election, the persons designated as proxies for the Annual Meeting will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters, in accordance with their best judgment.

GENERAL INFORMATION ABOUT VOTING

Who can vote at the Annual Meeting?

You can vote or direct the voting of your shares of Common Stock if our records show that you owned the shares on Monday, April 28, 2008. A total of 51,885,932 shares of Common Stock can vote at the Annual Meeting. You are entitled to one vote for each share of Common Stock. The enclosed proxy card shows the number of shares you can vote.

How can I vote at the Annual Meeting if I own shares in street name?

You will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy.

Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

What different methods can I use to vote?

By Written Proxy. All shareowners of record can vote by written proxy card. If you are a street name holder, you will receive a written proxy card from your bank or broker.

By Telephone or Internet. All shareowners of record also can vote by touchtone telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or through the internet, using the procedures and instructions described on the proxy card. Street name holders may vote by telephone or internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The telephone and internet voting procedures are designed to authenticate shareowners’ identities, to allow shareowners to vote their shares, and to confirm that their instructions have been recorded properly.

In Person. All shareowners of record may vote in person at the meeting. Street name holders may vote in person at the meeting if they have a legal proxy, as described above.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change or revoke your vote by:

•	giving our Secretary a written notice revoking your proxy card at or before the Annual Meeting;

•	delivering a later-dated proxy; or

•	attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not, by itself, revoke a proxy. In addition, street holders without a legal proxy may not vote in person at the Annual Meeting.

What if other matters come up at the Annual Meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

How are votes counted?

We will hold the Annual Meeting if holders of a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting in person or by proxy. If you vote via the internet or telephone or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a broker or other nominee, and you do not instruct the nominee in a timely fashion how to vote your shares (so-called “Broker Nonvotes”), the broker or nominee can vote your shares as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker Nonvotes will be counted as present to determine if a quorum exists at the Annual Meeting but will not be counted as present and entitled to vote on any non-routine proposal.

Can I access the Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K on the internet?

The Notice of Annual Meeting, Proxy Statement and our 2007 Annual Report on Form 10-K for are available at www.proxyvote.com. Instead of receiving future copies of our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K by mail, shareowners of record and most street name holders can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Shareowners of Record. If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.proxyvote.com and following the enrollment instructions.

Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, we may engage a proxy solicitation firm to contact you directly by telephone, mail or in person. We will bear such costs, if any, which are not expected to exceed $8,000. Our officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on Monday, April 28, 2008 as the record date (the “Record Date”) for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 51,885,932 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting.1

Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

Shareholders do not have the right to cumulate their votes for directors.

Our Amended and Restated Bylaws (the “Bylaws”) provide that the presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Pursuant to the Bylaws, the seven persons receiving the highest number of votes cast in his or her favor by the shares of Common Stock represented in person or by proxy at the Annual Meeting will be elected as directors (Proposal No. 1). Pursuant to the Bylaws, the affirmative vote of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the ratification of auditors (Proposal No. 2) and the amendment of the Omnibus Plan (Proposal No. 3).

Abstentions are counted as present for purposes of determining the presence of a quorum. Abstentions are not counted as votes cast “for” or “against” the election of any director (Proposal No. 1). However, abstentions are treated as present and entitled to vote and thus have the effect of a vote against the ratification of auditors (Proposal No. 2) and the amendment of the Omnibus Plan (Proposal No. 3).

If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given for the new date, time or place, if the new date, time or place is announced at the Annual Meeting before an adjournment is taken.

Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies and shall receive, count and tabulate ballots and votes and determine the results thereof.

A list of shareholders entitled to vote at the Annual Meeting will be available at our offices, 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401, for a period of ten (10) days prior to the Annual Meeting and at the Annual Meeting itself, for examination by any shareholder.

1 We are currently engaged in litigation with our former President, Chairman of the Board and Chief Executive Officer regarding rights he claims with respect to 1.5 million restricted shares of our common stock issued in connection with his personal guarantee of a Company line of credit in 1999. We repaid the line of credit and expected, based on documentation signed by the former officer, the 1.5 million shares issued as collateral to be returned to us.  These shares have not been reflected as issued or outstanding in this Proxy Statement.

ELECTION OF DIRECTORS

(Proposal No. 1)

The size of our Board of Directors is currently set at seven members and there are currently seven persons serving on the Board of Directors. Pursuant to our Bylaws, the Board of Directors must consist of no less than one and no more than eleven directors, with the exact number of directors to be determined from time to time by resolution duly adopted by the Board of Directors.

Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary via telephone, internet or written proxy card. Under Florida law and our Bylaws, the seven persons receiving the highest number of votes cast in his or her favor in person or by proxy at the Annual Meeting will be elected to our Board of Directors. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be recommended by the Governance & Nominating Committee and designated by the Board of Directors. Each of the seven director nominees listed below, all of whom currently serve as members of our Board of Directors, has been recommended by the Governance & Nominating Committee of the Board of Directors.

The Board of Directors recommends a vote FOR the seven director nominees listed below:

Name	Age	Position

Michael M. Earley	52	Chairman of the Board of Directors and Chief Executive Officer

David A. Florman	55	Director

Martin W. Harrison, M.D.	55	Director

Eric Haskell, CPA	61	Director

Karl M. Sachs, CPA	71	Director

Robert E. Shields	60	Director

Barry T. Zeman	62	Director

Information About Director Nominees

MICHAEL M. EARLEY has served as our Chairman and Chief Executive Officer since March 2003 and was appointed Chairman of the Board in September 2004. He previously served as a member of our Board of Directors from June 2000 to December 2002. From January 2002 until February 2003, Mr. Earley was self-employed as a corporate consultant. Previously, from January 2000 through December 2002, he served as Chief Executive Officer of Collins Associates, an institutional money management firm. From 1997 through December 1999, Mr. Earley served as Chief Executive Officer of Triton Group Management, a corporate consulting firm. From 1986 to 1997, he served in a number of senior management roles, including CEO and CFO of Intermark, Inc. and Triton Group Ltd., both publicly traded diversified holding companies and from 1978 to 1983, he was an audit and tax staff member of Ernst & Whinney. Mr. Earley received his undergraduate degrees in Accounting and Business Administration from the University of San Diego.

DAVID A. FLORMAN joined our Board of Directors in April 2006. In May 2005, Mr. Florman founded DFI Consulting, Ltd, a boutique consulting firm serving the health care marketplace and currently serves as its President. He has over 30 years of broad professional experience in the health care industry. He has held senior executive positions in the healthcare provider sector with community hospitals and key academic medical centers as well as leadership roles in the payer/insurance community with regional and national managed care organizations. These include United Health Group, Inc., where he served as Regional Vice President from December 2003 through June 2005, Empire Blue Cross Blue Shield, where he served as Senior Vice President of Medical Delivery and Medicare Risk from March 2001 through September 2003 and Aetna, Inc., where he served in a variety of positions between July 1990 and February 2001, including General Manager, Head of National Medical Cost Management, Market/Health Delivery Strategic Initiative Team Lead and Head of National Medical Management Strategy. Mr. Florman received a Bachelors of Arts Degree from New York University and a Masters Degree in Business Administration with a concentration in Health Care Administration from The City University of New York.

MARTIN W. HARRISON, M.D. has served as a member of our Board of Directors since November 2000. From June 2000 to March 2003, Dr. Harrison also served as an advisor to our Board of Directors. Since May 1999, Dr. Harrison has owned and served as President of H30, Inc. a privately held research & biomedical company. Dr. Harrison is a self-employed medical doctor and has practiced medicine in South Florida since July 1991, specializing in preventive and occupational medicine. Dr. Harrison earned his undergraduate degree at the University of Illinois and obtained his postgraduate and residency training as well as his Masters in Public Health from Johns Hopkins University.

ERIC HASKELL, CPA joined our Board of Directors in August 2004. Mr. Haskell is a certified public accountant with over 30 years of experience in senior financial positions at several public and private companies. He has significant expertise in the areas of acquisitions and divestitures, strategic planning and investor relations. From December 2005 through March 2008, Mr. Haskell served as the Executive Vice President and Chief Financial Officer of SunCom Wireless Holdings, Inc., a publicly traded company providing digital wireless communications services. He also has served as a member of the SunCom’s Board of Directors since November 2003. From 1989 until April 2004, Mr. Haskell served as the Chief Financial Officer of Systems & Computer Technology Corp., a NASDAQ listed software and services corporation. Mr. Haskell has served on the Board of the Philadelphia Ronald McDonald House since 1996 and currently serves as Chairman of its Finance Committee. Mr. Haskell received his Bachelors Degree in Business Administration from Adelphi University.

KARL M. SACHS, CPA rejoined our Board of Directors in September 2002 after previously serving as a member of our Board of Directors from March 1999 to December 2001. Since January 2008, Mr. Sachs has been a partner in the Miami-based public accounting firm of Sachs, Diaz & Diaz, LLP. Prior to that, from 1974 until December 2007, he served as the President of the Miami-based public accounting firm of Sachs & Foccaraci, P.A., which he founded. Mr. Sachs is a qualified litigation expert for the U.S. Federal District Court, U.S. District Court, U.S. Bankruptcy Court and Circuit Courts of Dade and Broward Counties and has previously served as an auditor for the Internal Revenue Service. He received his Bachelors Degree in Business Administration from the University of Miami. A certified public accountant for more than 30 years, Mr. Sachs is a member of the American Institute of Certified Public Accountants, Personal Financial Planning and Tax Sections; Florida Institute of Certified Public Accountants; and the National Association of Certified Valuation Analysts.

ROBERT “GENE” SHIELDS joined our Board of Directors in May 2006. In May 2005, Mr. Shields founded RES Consulting, LLC, and currently serves as its President. Prior to founding RES Consulting, Mr. Shields was employed for over ten years by Humana, Inc. in a variety of positions, including Senior Vice President of Government and Senior Products from June 2004 through April 2005, Senior Vice President of Government Programs from July 2001 through June 2004, Senior Vice President of Development from January 2000 through July 2001 and Vice President of Humana and President and Chief Executive Officer of Humana Military Healthcare Services from July 1994 through January 2000. Mr. Shields has been awarded numerous military decorations and, from July 1992 through July 1994, he was Colonel and Chief of the Air Force Office of the Surgeon General Managed Care Division. Effective March 2008, Mr. Shields became a member of the Board of Directors of PGBA, LLC, a private wholly-owned subsidiary of Blue Cross Blue Shield of South Carolina which provides fiscal intermediary and management information services to the federal government. Mr. Shields received a Bachelors Degree in Business Administration from the Citadel, a Masters Degree in Systems Management from the University of Southern California, and a Masters in Health Administration from the Medical College of Virginia at Virginia Commonwealth University. Mr. Shields is also a Distinguished Graduate of the Industrial College of Armed Forces.

BARRY T. ZEMAN joined our Board of Directors in August 2004. Mr. Zeman has 34 years of health care industry and hospital management experience. In 1989, Mr. Zeman founded U.S. Business Development Corp., a private consulting firm offering comprehensive and consultative solutions to professionals in the areas of health care finance, construction, physician group practices, hospital association activities and health care law. He has served as President of U.S. Business Development Corp. since its inception. In May 2004, Mr. Zeman was appointed Regional Business Development Manager for Wells Fargo Home Mortgage. Mr. Zeman has operated in the capacity of President and/or Chief Executive Officer of several hospital organizations throughout the State of New York. He served as Associate Director of the Long Island Jewish Medical Center from 1971 through 1976. He served as President and Chief Executive Officer of Staten Island University Hospital from 1976 to 1989 and was President and Chief Executive Officer of St. Charles Hospital and Rehabilitation Center from 1991 through 2000. From 2000 through February 2003, Mr. Zeman served as President of the Parker Jewish Institute, a private not-for-profit rehabilitative, sub-acute and long-term care institution. He currently serves as the Chair of the Building & Grounds Committee and member of the Board of Directors of Adelphi University and has served on the Board of Directors of Adelphi University since 1997. Mr. Zeman received his Bachelors Degree in Business Administration from the University of Cincinnati and a Masters Degree in Public Health with a concentration in Health Care Administration from the University of Pittsburgh. Mr. Zeman is a fellow of the American College of Healthcare Executives.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” EACH OF THE SEVEN DIRECTOR NOMINEES LISTED ABOVE.

APPROVAL AND RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

The Audit Committee has designated Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Grant Thornton served as our independent registered public accounting firm for the fiscal year ended December 31, 2007 and from August 24, 2006 though December 31, 2006. Prior to engaging Grant Thornton, Kaufman Rossin & Co., P.A. (“Kaufman”) served as our independent registered public accounting firm.

The Audit Committee has considered whether Grant Thornton’s provision of services other than audit services is compatible with maintaining independence as the Company’s independent registered public accounting firm.

Although ratification by shareholders is not a prerequisite to the ability of the Audit Committee to select Grant Thornton as our independent registered public accounting firm, we believe such ratification to be desirable. Accordingly, shareholders are being requested to ratify, confirm and approve the selection of Grant Thornton as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements for the year ending December 31, 2008. If the shareholders do not ratify the selection of Grant Thornton, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee may select Grant Thornton notwithstanding the failure of the shareholders to ratify its selection. If the appointment of Grant Thornton is ratified, the Audit Committee will continue to conduct an ongoing review of Grant Thornton’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Grant Thornton at any time.

The Audit Committee selected Grant Thornton as the best firm to deliver independent audits in light of factors such as the auditor’s depth of experience, breadth of reserves, commitment to provide exceptional service, ability to handle transaction issues and location of key personnel.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2007 and December 31, 2006 by our independent registered public accounting firms, Grant Thornton and Kaufman (each an “Accounting Firm” and together, the “Accounting Firms”), are as follows:

	2006(1)		2007(2)
Type of Fees	Grant Thornton	Kaufman	Grant Thornton
Audit Fees (3)	$606,000	$72,894	$668,450
Audit Related Fees (4)	-	-	-
Tax Fees (5)	-	-	$65,000
All Other Fees	-	-	-

(1) The 2006 fees billed to us by the Accounting Firms were, in aggregate, $678,894.

(2) The 2007 fees represent the aggregate fees billed to us solely by Grant Thornton.

(3) Represents the aggregate fees billed to us by each respective Accounting Firm during the applicable fiscal year for professional services rendered for the audit of our annual consolidated financial statements, the reviews of the unaudited interim financial statements included in our Quarterly Reports on Form 10-Q and the audits of our internal controls over financial reporting and/or services normally provided by such Accounting Firm in connection with statutory or regulatory filings or engagements by us during such fiscal year.

(4) Represents the aggregate fees billed to us by each respective Accounting Firm during the applicable fiscal year for assurance and related services reasonably related to the performance of the audit of our annual financial statements for those years. No such fees were billed in 2007 or 2006.

(5) Represents the aggregate fees billed to us by each respective Accounting Firm during the applicable fiscal year for the preparation of our federal and state income tax returns. The “Tax Fees” also included fees billed for professional services related to tax compliance.

Independent Registered Public Accounting Firm’s Independence and Attendance at the Annual Meeting

We believe that Grant Thornton has no direct or indirect financial interest in us or in any of our subsidiaries, nor has it had any connection with us or any of our subsidiaries in the capacity of promoter, underwriter, voting trustee director, officer or employee.

We anticipate representatives of Grant Thornton will be present at the meeting of shareholders and will be afforded an opportunity to make a statement, if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Audit Committee Pre-Approval Policy

Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee has adopted, and our Board has ratified, an Audit and Non-Audit Services Pre-Approval Policy pursuant to which the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence from us.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm and the Chief Financial Officer submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval:

(i) Audit Services: Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. Audit Services also include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review as well as the attestation engagement for the independent registered public accounting firm’s report on internal control over financial reporting.

(ii) Audit-Related Services: Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including due diligence related to potential business acquisitions/dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit Services,” assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities, financial audits of employee benefit plans, agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements.

(iii) Tax Services: Tax services include services such as tax compliance, tax planning and tax advice; however, the Audit Committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the sole business purpose of which may be tax avoidance and treatment which may not be supported in the Internal Revenue Code and related regulations.

(iv) All Other Services: All other services are those permissible non-audit services that the Audit Committee believes are routine and recurring and would not impair the independence of the registered public accounting firm and are consistent with the Securities and Exchange Commission’s rules on auditor independence.

Prior to engagement, the Audit Committee pre-approves the services and fees of the independent registered public accounting firm within each of the above categories. During the year, it may become necessary to engage the independent registered public accounting firm for additional services not previously contemplated as part of the engagement. In those instances, the Audit and Non-Audit Services Pre-Approval Policy requires that the Audit Committee specifically approve the services prior to the independent registered public accounting firm’s commencement of those additional services. Under the Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee may delegate the ability to pre-approve audit and non-audit services to one or more of its members provided the delegate reports any pre-approval decision to the Audit Committee at its next scheduled meeting. As of the date hereof, the Audit Committee has not delegated its ability to pre-approve audit services.

All of the 2006 and 2007 fees paid to the Accounting Firms described above were pre-approved by the full Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

Report of the Audit Committee

The Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board of Directors. In this oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, including the system of internal controls, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles in the United States.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has substantively discussed with the independent registered public accounting firm the independent registered public accounting firms’ independence from us and our management. The Audit Committee has also considered the compatibilities of non-audit services with the independent registered public accounting firms’ independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The Audit Committee

Karl M. Sachs, CPA, Chairman
David A. Florman
Martin W. Harrison, M.D.
Eric Haskell, CPA
Barry T. Zeman

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL AND RATIFICATION OF GRANT THORNTON LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

APPROVAL OF
AMENDMENT TO THE OMNIBUS PLAN

(Proposal No. 3)

We are asking our shareholders to approve an amendment to the Omnibus Plan. The Omnibus Plan was approved by our shareholders at the Annual Meeting of Shareholders held on June 23, 2005 and became effective as of such date.

Our Board of Directors reviewed the Omnibus Plan and determined that, subject to shareholder approval, the maximum number of shares of our Common Stock available for issuance under the Omnibus Plan should be increased by 3,000,000 shares. As of the Record Date, an aggregate of 1,408,842 shares of our Common Stock remain available for grant under the Omnibus Plan. The amendment to the Omnibus Plan to be approved the shareholders effects this increase. The amendment to the Omnibus Plan was approved by the Board at its meeting held on March 6, 2008 and will be effective upon the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. If the amendment to the Omnibus Plan is not approved, the Omnibus Plan will continue with the current share limitation.

The closing price of our Common Stock on the American Stock Exchange (the “AMEX”) on the Record Date was $2.10.

Summary of the Omnibus Plan

The following summary of the material features of our Omnibus Plan (including the proposed amendment) does not purport to be complete and is qualified in its entirety by reference to the specific language of our Omnibus Plan, enclosed herewith as Appendix A. A copy of our Omnibus Plan is available to any of our shareholders upon request by writing to us c/o Roberto L. Palenzuela, General Counsel and Secretary, Metropolitan Health Networks, Inc., 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401. The Omnibus Plan may also be viewed without charge on the SEC’s website at www.sec.gov.

Background and Purpose

The general purpose of the Omnibus Plan is to provide a means to enable us to (i) attract and retain personnel of exceptional ability; (ii) to motivate such personnel through added incentives to make a maximum contribution to greater profitability; (iii) to develop and maintain a highly competent management team; and (iv) to be competitive with other companies with respect to executive compensation.

Eligibility

All of our directors, executives and key employees, as well as any other persons whose participation the Compensation Committee determines is in our best interests (collectively, the “Participants”), are eligible to participate in the Omnibus Plan. There are approximately 23 directors, executives, and key employees eligible to participate in the Omnibus Plan.

Shares Subject to Award under the Omnibus Plan

There are currently 6,000,000 authorized but unissued shares of Common Stock reserved for issuance under the Omnibus Plan. Subject to shareholder approval, our Board of Directors has approved an amendment which will increase the number of authorized but unissued shares of Common Stock reserved for issuance to 9,000,000. If any awards granted pursuant to the Omnibus Plan expire unexercised or are forfeited, terminated, or settled in cash in lieu of Common Stock, the shares of Common Stock theretofore subject to such awards generally are again available for awards under the Omnibus Plan. The estimated market value of the shares of Common Stock authorized for issuance under the Omnibus Plan, if amended as proposed herein, is $18,900,000 as of the Record Date.

Administration of the Omnibus Plan

The Omnibus Plan is administered by the Compensation Committee, which currently consists of four members of our Board of Directors. The Compensation Committee is authorized to interpret, construe and administer the Omnibus Plan and to adopt such rules, regulations and procedures of general application for the administration of the Omnibus Plan, as it deems appropriate. Each Participant receiving an award under the Omnibus Plan is required to enter into an agreement with us that sets forth the restrictions, terms, and conditions of the award (the “Award Agreement”). The Compensation Committee generally makes recommendations to our Board of Directors regarding the Participants, the amount and form of each award to be issued under the Omnibus Plan and the restrictions, terms and conditions of each award as the Compensation Committee deems appropriate. The Compensation Committee is also responsible for correcting any defect or omission or reconciling any inconsistency in the Omnibus Plan or any Award Agreement.

Grant of Awards under the Omnibus Plan

Participants may receive a variety of stock options and awards under the Omnibus Plan.

Participants may purchase our Common Stock through stock options granted to them under the Omnibus Plan. An option entitles the optionee to purchase shares of Common Stock from us at the exercise price designated in the option. Two types of options, incentive stock options and non-qualified stock options, may be granted under the Omnibus Plan. The two types of options differ primarily in the tax consequences attending the exercise of an option and the disposition of the shares received upon exercise of an option.

Participants also may be granted stock appreciation rights, also known as “SARs,” independently of, or in relation to, an option. “Related SARs” are granted in relation to a particular option and can be exercised only upon the surrender to us, unexercised, of that portion of the option to which the SAR relates. The exercise of an SAR entitles the Participant to receive the excess of the “fair market value” of a share of Common Stock on the date of exercise over the exercise price of the related option.

Participants also may be awarded restricted stock (“Restricted Stock”), which is Common Stock issued with the restriction that the holder may not sell, transfer, pledge or assign such Common Stock until the terms and conditions of the award are met.

Awards under the Omnibus Plan may also be in the form of performance-based shares (“Performance Shares”), with each performance share representing such monetary amount as is recommended by the Compensation Committee and approved by the Board subject to such terms and conditions as the Compensation Committee and Board of Directors deems appropriate.

Pursuant to the Omnibus Plan, we may also award to a Participant (i) rights to receive shares of Common Stock at a future time (“Deferred Stock”) and/or (ii) shares of Common Stock in exchange for compensation that has been earned or that is to be earned by such Participant (“Stock Awards”). A Restricted Stock Award Unit (a “Unit”) is one type of Deferred Stock that the participant may be awarded pursuant to the Omnibus Plan. A Unit entitles the holder thereof to, subject to vesting and/or performance requirements, receive shares of Common Stock.

In addition to the awards discussed above, the Omnibus Plan provides for the granting of other awards of Common Stock and awards that are valued in whole or part by reference to a share of Common Stock, including convertible preferred stock, preferred stock, convertible debentures, exchangeable securities, phantom stock, and book value stock awards and options, which awards may be either alone, in addition to or in tandem with other awards permitted under the Omnibus Plan ("Other Stock-Based Awards"). The Compensation Committee may recommend for Board approval conditions, restrictions, limitations, values and other terms applicable to Other Stock-Based Awards as it determines in its discretion.

Terms and Conditions of Awards

Options. An option to purchase shares of Common Stock granted under the Omnibus Plan will either (a) qualify under Section 422 of the Code for treatment as an “incentive stock option” or (b) not qualify for treatment as an incentive stock option under Section 422 of the Code (a “non-qualified option”). An option may be granted alone or in addition to any other award under the Omnibus Plan and may be subject to a periodic vesting schedule. The Compensation Committee will recommend and the Board will approve Participants to whom options will be granted, whether an option is an incentive stock option or a non-qualified stock option, the number of shares of Common Stock subject to each grant. All options granted under the Plan are subject to the applicable provisions of the Plan and the applicable Award Agreement and to such other provisions as the Compensation Committee and Board of Directors may adopt.

By law, incentive stock options may only be granted to employees of the Company. No Participant may be granted incentive stock options (under the Omnibus Plan and any other equity plan of the Company) that are first exercisable in any calendar year for Common Stock having an aggregate fair market value (determined as of the date that the incentive stock option was granted) in excess of $100,000 and the limitations prescribed by Section 422(d) of the Code. The preceding annual limitation does not apply with respect to non-qualified stock options.

Subject to certain restrictions, the Compensation Committee recommends to the Board of Directors for its approval the exercise prices, expiration dates and other material conditions relating to options awarded under the Omnibus Plan. For example, the option price of an incentive stock option may not be less than the “Fair Market Value” (as such term is defined in the Omnibus Plan) on the date the option is granted. It is our policy to set the exercise price of any option grant at the closing price of our Common Stock on the AMEX on the day preceding the grant date. In addition, in the case of an incentive stock option granted to a Participant who is a “Ten Percent Shareholder” (as such term is defined below), the option price may not be less than 110% of Fair Market Value on the date the option is granted. The term of an option will be such period of time as is fixed at the time of grant subject to the following limitations: (a) the term of an incentive stock option may not exceed ten years after the date of grant and (b) the term of an incentive stock option granted to a Ten Percent Shareholder may not exceed five years. The term will be described in the applicable Award Agreement.

An option may be exercised by giving written notice of exercise to us specifying the number of shares to be purchased. Such notice must be accompanied by payment in full of the exercise price in cash or if permitted by the terms of the governing Award Agreement by delivery of (a) a fully-secured, recourse promissory note or (b) shares of Common Stock already owned by the Participant. In its discretion, the Compensation Committee and the Board also may permit Participants to simultaneously exercise an option, sell all or some of the shares of the Common Stock thereby acquired, and use the proceeds from such sale for payment of the exercise price.

Upon the termination of a Participant’s employment, vested options will remain exercisable for the period as may be specified by the Compensation Committee or in the Award Agreement. Notwithstanding the foregoing, pursuant to the terms of the Omnibus Plan, in the event a Participant’s employment is terminated for any reason other than disability, retirement or death, the exercise period cannot exceed three months following termination and, in the event a Participant’s employment is terminated for disability or retirement, the exercise period cannot exceed one year following termination.

Stock Appreciation Rights. Awards of SARs may be made by the Compensation Committee and the Board of Directors under the Omnibus Plan in conjunction with awards of options (a “Related SAR”) or independent of any related option (an “Independent SAR”). An Independent SAR is a right to receive an amount payable either in Common Stock and/or cash equal to the appreciation in the Fair Market Value of our Common Stock for a predetermined number of shares over the period designated in the Award Agreement. The terms and conditions for such a SAR and its exercise (including, among other things, a Participant’s right to exercise the SAR upon termination) are determined by the Board of Directors upon the recommendation of the Compensation Committee and will be set out in the Award Agreement. A Related SAR entitles the Participant to surrender the related option and receive in exchange therefor a payment in cash or shares of Common Stock having an aggregate value equal to the amount by which the Fair Market Value on the day of surrender exceeds the exercise price of the option multiplied by the number of shares acquirable under the surrendered option. A Related SAR is subject to the same terms and conditions as the related option and is vested and exercisable only if the option is vested and exercisable.

Restricted Stock. Awards under the Omnibus Plan may be in the form of Restricted Stock. Restricted Stock may be granted along or in addition to any other award under the Omnibus Plan. The Board of Directors, upon the recommendation of the Compensation Committee, shall determine the number of shares of Restricted Stock to be granted and may impose different terms and conditions on any particular grant. In consideration with each grant, the Compensation Committee shall recommend and the Board of Directors shall determine: the purchase price, if any, to be paid for the Restricted Stock, the length of the restriction period, any service or performance restrictions applicable to the Restricted Stock, the schedule pursuant to which restrictions shall lapse, and if dividends or other distributions on the Restricted Stock are to be paid currently to the Participant or for the account of the Participant, subject to certain conditions.

Performance Shares. Awards under the Omnibus Plan may be in the form of Performance Shares, including a requirement that the Participant forfeit such Performance Shares in the event certain performance criteria are not met within a designated period of time. Performance Shares may be granted alone or in addition to any other award under the Omnibus Plan. The Board of Directors, upon the recommendation of the Compensation Committee, determines the number of Performance Shares to be granted to a Participant. The Compensation Committee may recommend and the Board of Directors may impose different terms and conditions on any particular Performance Shares granted to any Participant. Participants receiving grants of Performance Shares will only earn into and be entitled to payment in respect of such awards if we and the Participant achieve certain performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”). The Performance Goals and the Performance Period are established by the Compensation Committee and the Board of Directors.

Deferred Stock. Awards of Deferred Stock, including Units, may be made pursuant to the Omnibus Plan. Deferred Stock awards may contain such conditions as to vesting, the purchase price (if any) payable by the Participant, forfeiture, performance goals and other terms as the Compensation Committee recommends and Board of Directors determines. Deferred Stock may be granted alone or in addition to any other award under the Omnibus Plan. In general, upon the close of the deferral period specified in the Deferred Stock Award Agreement, the vested shares of Common Stock subject to the Agreement are issued to the Participant. The remaining shares, if any, awarded will either be forfeited or will continue to be subject to the terms and conditions set by the Compensation Committee and Board of Directors, as applicable. Among the types of Deferred Stock awards that may be made under the Omnibus Plan are Units. In general, a Unit represents a right to receive one share of Common Stock once any applicable vesting or other conditions or restrictions for the unit are met. This is similar to a Restricted Stock Award, except that the underlying shares of Common Stock are not issued to the Participant until all conditions for payment have been met.

Other Stock Awards. The Omnibus Plan also provides for Stock Awards. The value of a Stock Award is determined by multiplying the number of shares awarded by the Fair Market Value of a share of Common Stock on the day of the award. The Compensation Committee and the Board of Directors may establish such conditions, restrictions and limitations on Stock Award as it determines in its sole discretion, and may cause a Stock Award at such time as the value represented thereby is to be paid to a Participant to be paid in cash or in the number of shares of Common Stock equal to such value divided by the Fair Market Value of a share on the date of payment.

Suspension, Termination and Amendment of the Omnibus Plan

The Board of Directors, upon recommendation of the Compensation Committee or otherwise, may amend or terminate the Omnibus Plan, at any time and from time to time, in such respects as the Board of Directors may deem advisable, subject to the limitations that:

•
no such termination or amendment may be effected after the date of an occurrence of a “change in control” if the result would be to impair the rights of any Participant with respect to an outstanding award made to him or her;

•	no such amendment may, without shareholder approval:

▪	alter the group of persons eligible to be Participants;

▪	subject to limited exceptions, materially increase the number of shares of Common Stock available for the issuance of awards under the Omnibus Plan;

▪	extend the period during which incentive stock options may be granted under the Omnibus Plan;

▪	limit or restrict the powers of the Board of Directors or the Compensation Committee with respect to the administration of the Omnibus Plan; or

▪	modify the requirement of shareholder approval with respect to the foregoing amendments; and

•
no amendment to or discontinuance of the Omnibus Plan or any provision thereof by the Board or the shareholders shall, without the written consent of the Participant, adversely affect any award previously granted to the Participant, except for the cancellation or forfeiture of awards if the Participant is terminated for cause or competes against us or any of our subsidiaries.

Federal Income Tax Consequences

The following discussion summarizes our understanding of the more significant federal income tax consequences associated with options granted under the Omnibus Plan. The tax consequences of receipt of any award under the Omnibus Plan may vary depending upon the particular circumstances and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them.

Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the Participant or for us. A Participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the Participant holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “Holding Period Requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the Participant generally must be our employee or an employee of one of our subsidiaries from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the Holding Period Requirement, the Participant will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code of 1984, as amended (the “Code”) and to certain reporting requirements.

Non-Qualified Options. The grant of a non-qualified option will not be a taxable event for the Participant or us. Upon exercising a non-qualified option, a Participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the Participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

A Participant who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The Participant will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the Participant’s estate for estate tax purposes.

In the event a Participant transfers a non-qualified stock option to his or her ex-spouse incident to the Participant’s divorce, neither the Participant nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of a SAR under the Omnibus Plan. Upon exercising a SAR, a Participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Restricted Stock. A Participant who is awarded Restricted Stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the Participant may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the Participant does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the Participant and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Performance Shares. The payment of an award of Performance Shares is taxable to a Participant as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Deferred Stock. There are no immediate tax consequences of receiving an award of Deferred Stock under the Omnibus Plan. A Participant who is awarded Deferred Stock Units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such Participant at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Other Stock Awards. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares. If we company with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the Participant recognizes ordinary income.

Section 280(G). To the extent payments that are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and our deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A. We intend for awards granted under the plan to comply with Section 409A of the Code. To the extent a Participant would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

Restrictions on Resale

Shares of Common Stock acquired by Participants pursuant to the Omnibus Plan may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. On February 23rd, 2005, we filed a Registration Statement on Form S-8 registering 2,799,800 shares of Common Stock underlying outstanding options granted pursuant to the Omnibus Plan and 3,200,200 shares reserved for issuance under awards to be granted pursuant to the Omnibus Plan. If the amendment to the Omnibus Plan is approved by the shareholders, we intend to file a Registration Statement on Form S-8 registering the additional 3,000,000 shares reserved for issuance under awards to be granted pursuant to the Omnibus Plan.

Awards Under the Omnibus Plan

Awards under the Omnibus Plan will be made at the discretion of our Board of Directors, upon the recommendation of the Compensation Committee. The Board of Directors and Compensation Committee has not made any decisions on the amount and type of awards that are to be made under the Omnibus Plan to our employees, directors or consultants in future years. The following table sets forth information concerning stock-related awards made during fiscal year 2007 and the first quarter of 2008 under the Omnibus Plan to our named executive officers, executive officers as a group, non-employee directors as a group, and non-executive officer employees as a group. Please refer to “Compensation of the Named Executive Officers and Directors—Grants of Plan-Based Awards” for further information on these grants. This information may not be indicative of awards that will be made under the Omnibus Plan in future years.

Name and Position	Number of Options Granted in Fiscal 2007 (#)	Number of Shares of Restricted Stock Granted in Fiscal 2007 (#)	Dollar Value of 2007 Awards ($)
Michael M. Earley Chairman and Chief Executive Officer	150,000	50,000	180,350
Robert J. Sabo Chief Financial Officer	0	20,000	33,200
Roberto L. Palenzuela General Counsel and Secretary	35,000	12,000	42,635
Jose A. Guethon, M.D. President, PSN	100,000	30,000	114,700
Debra A. Finnel Former President and Chief Operating Officer	0	0	0
Executive Officers as a Group	285,000	112,000	370,885
Non-Employee Directors as a Group	78,648	157,296	337,407
Non-Executive Officer Employees as a Group	297,500	105,100	353,276

Name and Position	Number of Options Granted in First Quarter 2008 (#)	Number of Shares of Restricted Stock Granted in First Quarter 2008 (#)	Dollar Value of First Quarter 2008 Awards ($)
Michael M. Earley Chairman and Chief Executive Officer	192,800	64,300	312,466
Robert J. Sabo Chief Financial Officer	97,200	52,400	203,691
Roberto L. Palenzuela General Counsel and Secretary	46,300	15,400	74,942
Jose A. Guethon, M.D. President, PSN	115,200	38,400	186,656
Debra A. Finnel Former President and Chief Operating Officer	0	0	0
Executive Officers as a Group	451,500	170,500	777,755
Non-Employee Directors as a Group	0	0	0
Non-Executive Officer Employees as a Group	530,500	97,700	681,830

Other Considerations

Future issuances of shares of Common Stock pursuant to the Omnibus Plan may have the effect of diluting the voting rights and could dilute equity and earnings per share of existing shareholders. In addition, the availability of additional shares of Common Stock for issuance upon exercise of options could discourage or make more difficult efforts to obtain control of the Company. However, our Board of Directors’ purpose in recommending this amendment is not as an anti-takeover measure.

Our Board of Directors believes that share ownership is an important factor in attracting, retaining and motivating experienced and qualified personnel for positions of substantial responsibility and encouraging such personnel to devote their best efforts to our business and financial success.

The Board of Directors has unanimously approved the amendment of the Omnibus Plan to increase the number of shares for issuance thereunder and voted to recommend the amendment for approval to our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE OMNIBUS PLAN TO
INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted corporate governance guidelines which are available at www.metcare.com. The Corporate Governance Guidelines are also available in print to any shareholder who requests it. These principles were adopted by the Board to promote the effective functioning of the Board and its committees, to promote the interests of shareholders and other stakeholders of the Company, and to ensure a common set of expectations as to how the Board, the committees of the Board, individual directors and management should perform their functions.

Director Independence and Family Relationships

We define an “independent” director in accordance with Section 121A of the AMEX Company Guide. Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board, with the recommendation of the Governance & Nominating Committee, is responsible for affirmatively determining as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board and the Governance & Nominating Committee each review information provided by the directors with regard to each director’s business and personal activities as they may relate to the us and our management.

Our Board of Directors, upon the recommendation of the Governance & Nominating Committee, has affirmatively determined that each of the following persons, constituting a majority of our Board of Directors, are “independent” and has no relationship with us, except for serving as a member of our Board of Directors and holding our securities: David A. Florman, Martin W. Harrison, Eric Haskell, Karl M. Sachs, Robert E. Shields and Barry T. Zeman. The Board further determined that Michael M. Earley is not independent because he is our President and Chief Executive Officer.

There are no family relationships among our officers and directors, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Nominations for Directors

The Governance & Nominating Committee’s Charter provides that shareholder nominees to the Board of Directors will be evaluated using the same guidelines and procedures used in evaluating nominees nominated by other persons. In evaluating director nominees, the Governance & Nominating Committee considers the following factors:

•	the appropriate size and the diversity of our Board;

•	our needs with respect to the particular talents and experience of our directors;

•
the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience in political affairs;

•	experience with accounting rules and practices;

•	whether such person qualifies as an “audit committee financial expert” pursuant to Securities and Exchange Commission rules;

•	appreciation of the relationship of our business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

In identifying director nominees, the Governance & Nominating Committee will first evaluate the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service shall be considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Generally, the Governance & Nominating Committee strives to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from business and professional experience. In doing so, the Governance & Nominating Committee also considers candidates with appropriate non-business backgrounds. If any member of the Board does not wish to continue in service or if the Governance & Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance & Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Other than the foregoing, there are no specific, minimum qualifications that the Governance & Nominating Committee believes that a Committee-recommended nominee to the Board of Directors must possess, although the Governance & Nominating Committee may also consider such other factors as it may deem are in our best interests or the best interests of our shareholders.

In its deliberations, the Governance & Nominating Committee is aware that our Board must be comprised of a majority of “independent” directors, as such term is defined by the AMEX Company Guide, and at least one director who qualifies as an "audit committee financial expert" as defined by Securities and Exchange Commission rules. The Governance & Nominating Committee also believes it appropriate for certain key members of our management to participate as members of the Board.

The Governance & Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance & Nominating Committee. Research may also be performed to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees. We reserve the right in the future to retain a third party search firm, if necessary.

Communication with the Board of Directors

We have a Shareholder Communication Policy for shareholders wishing to communicate with various Board committees and individual members of the Board of Directors. Shareholders wishing to communicate with the Board of Directors, our Governance & Nominating Committee, and specified individual members of the Board of Directors can send communications to the Board of Directors and, if applicable, to the Governance & Nominating Committee or to specified individual directors in writing c/o Roberto L. Palenzuela, General Counsel and Secretary, Metropolitan Health Networks, Inc., 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401. We do not screen such mail and all such letters will be forwarded to the intended recipient.

Code of Ethics

As part of our system of corporate governance, our Board of Directors has adopted a code of ethics that is specifically applicable to our Chief Executive Officer and senior financial officers. This Code of Ethics for senior financial officers, as well as our Code of Business Conduct and Ethics, applicable to all directors, officers and employees, are available on our web site at www.metcare.com. If we make substantive amendments to this Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

Director Attendance at Annual Meetings

We have adopted a formal written policy regarding attendance by members of the Board of Directors at Annual Meetings of Shareholders. While members of our Board of Directors are not required to be present at our Annual Meetings, all members of our Board of Directors are welcome and encouraged to attend. All of the members of our Board of Directors were able to attend the 2007 annual meeting.

Legal Proceedings

There are no pending, material legal proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, affiliate, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Directors are expected to attend meetings of the Board and any Board committees on which they serve. During the fiscal year ended December 31, 2007, our Board of Directors held 14 meetings and took three actions by unanimous written consent. Committees of the Board of Directors held a total of 28 meetings and took one action by unanimous written consent. All directors attended 75% or more of the aggregate of all meetings of the Board of Directors and the Board committees on which he or she served during 2007.

Board Committees

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee, the Governance & Nominating Committee and the HMO Subcommittee.

The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Governance & Nominating Committee. The full text of these Committee charters are available on our website located at www.metcare.com.

The following table describes the current members of each of the Board Committees:

	Audit	Compensation	Governance & Nominating	HMO
Michael M. Earley
David A. Florman*	X		X	Chair
Martin W. Harrison*	X	X	X
Eric Haskell*	X	X
Karl M. Sachs*	Chair	X	X
Robert E. Shields*		Chair	X	X
Barry T. Zeman*	X		Chair	X

* Independent Directors

The Audit Committee

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities relating to (i) the quality and integrity of our financial statements and corporate accounting practices, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence and (iv) the performance of our internal audit function and independent registered public accounting firm. The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the Audit Committee Charter.

The Board of Directors has determined that each member of the Audit Committee is independent pursuant to Rule 121A of the AMEX Company Guide. The Board of Directors has determined that Mr. Sachs and Mr. Haskell each qualify as a “financial expert” as that term is defined in rules of the Securities and Exchange Commission implementing requirements of the Sarbanes-Oxley Act of 2002.

During the fiscal year ended December 31, 2007, our Audit Committee held seven meetings and took one action by unanimous written consent.

The Compensation Committee

The Compensation Committee’s primary objectives include making recommendations to the Board of Directors regarding the compensation of our directors, executive officers, non-officer employees and consultants and administering our employee stock option plans.

The Board of Directors has determined that each member of the Compensation Committee is independent pursuant to Rule 121A of the AMEX Company Guide.

During the fiscal year ended December 31, 2007, our Compensation Committee held eleven meetings and took no actions by unanimous written consent.

The Governance & Nominating Committee

The primary objectives of our Governance & Nominating Committee include: (1) assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next Annual Meeting of Shareholders; (2) overseeing the governance of the corporation including recommending to the Board Corporate Governance Guidelines; (3) leading the Board in its annual review of the Board’s performance; and (4) recommending to the Board director nominees for each Board Committee.

The Board of Directors has determined that each member of the Governance & Nominating Committee is independent pursuant to Rule 121A of the AMEX Company Guide.

During the fiscal year ended December 31, 2007, our Governance & Nominating Committee held three meetings and took no actions by unanimous written consent.

The HMO Subcommittee

In April 2007, our Board of Directors established the HMO Subcommittee of the Board of Directors, which is authorized and empowered to work closely with management to identify information and analysis that would be helpful for the Board to review in connection with efforts to oversee and manage our health maintenance organization (the “HMO”). As part of its role, the HMO Subcommittee is tasked with communicating with the rest of the Board on a regular basis regarding key strategic, governance and operational issues affecting the HMO.

During the fiscal year ended December 31, 2007, our HMO Committee held seven meetings and took no actions by unanimous written consent.

Lead Independent Director

In May 2007, upon the recommendation of the Governance & Nominating Committee, the Board determined that it was in our best interests to appoint a Lead Independent Director, whose primary purpose is to generally coordinate the activities of the non-employee members of the Board and to promote open and effective communications among the non-employee members of the Board and our management. Mr. Haskell was appointed to serve as the Lead Independent Director for a two-year term.

Executive Sessions

Our non-employee directors meet regularly in executive sessions without management. An executive session is generally held in conjunction with each regularly scheduled Board meeting. Executive sessions are led by the Lead Independent Director.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors.

DIRECTOR COMPENSATION

Board Retainer Fees

For the year ended December 31, 2007, each of our non-employee directors received a $20,000 fee for his service on the Board of Directors. Our Lead Independent Director and the Chairman of our Audit Committee each received an additional annual fee of $15,000 and $10,000, respectively, for service in 2007. The Chairpersons of our Governance & Nominating Committee, Compensation Committee and HMO Subcommittee each received an additional annual fee of $7,500 for service in 2007.

Meeting Fees

Each of our non-employee directors receives $1,500 per meeting of the Board of Directors attended in person, together with reimbursement of travel expenses. Non-employee directors receive $750 for each Board meeting attended telephonically. Members of the Board committees received $1,000 for each meeting of a Board committee attended in person and $500 for each meeting of a Board Committee attended telephonically.

Stock and Option Awards

On May 17, 2007, we issued to each non-employee director 10,000 restricted shares of Common Stock and options to purchase 5,000 shares of Common Stock at an exercise price equal to the closing price of our Common Stock on the AMEX on the date preceding the grant date ($1.85) in consideration for his services as a director in 2006. The restricted shares and options were issued pursuant to our Omnibus Plan and are scheduled to vest in full one year from the date of issuance. Except for restricted stock and option grants to Mr. Florman and Mr. Shields upon their respective appointment to the Board in 2006, we did not provide any stock or option grants to our non-employee directors in 2006.

On June 7, 2007, we issued to each non-employee director 16,216 restricted shares of our Common Stock and options to purchase 8,108 shares of our Common Stock at an exercise price equal to the closing price of our Common Stock on the AMEX on the date preceding the grant date ($1.86) in consideration for his services as a director in 2007. The restricted shares and options were issued pursuant to our Omnibus Plan and are scheduled to vest in full one year from the date of issuance.

Expense Reimbursement

We reimburse all directors for their expenses in connection with their activities as members of our Board of Directors.

Employee Directors

Currently, one of our directors is also an employee of the Company and does not receive additional compensation for his services as a director. We are a party to an employment agreement with Michael M. Earley as further described in the section of this Proxy Statement entitled "Employment Agreements."

Ms. Debra A. Finnel, who served as our President and Chief Operating Officer and as a director until the termination of her employment on April 9, 2007, did not receive any additional compensation for her services as a director. We are a party to a separation agreement with Ms. Finnel as further described in the section of the Proxy Statement entitled “Severance Agreements.”

Director Summary Compensation Table

The table below summarizes the compensation we paid to non-employee directors for the fiscal year ended December 31, 2007.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
David A. Florman	55,375	44,825	8,664	108.864
Martin W. Harrison, M.D.	52,250	28,639	4,468	85,357
Eric Haskell, CPA	60,375	28,639	4,468	93,482
Karl M. Sachs, CPA	58,750	28,639	4,468	91,857
Robert E. Shields	56,188	50,550	10,167	116,905
Barry T. Zeman	53,938	28,639	4,468	87,045

(1) Michael M. Earley, our President and Chief Executive Officer, is not included in this table since he is an employee and receives no additional compensation for his services as a director. The compensation received by Mr. Earley as an employee is described in the Summary Compensation Table that appears later in this Proxy Statement.

(2) Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R).

(3) Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R).

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

General Philosophy

Our executive compensation program, which is grounded in the principle of pay-for-performance, is intended to reward members of our executive team and senior management for sustained high-level performance over the short and long term as demonstrated by measurable company-wide performance metrics and personal contributions which are consistent with our overall growth and goals. We compensate our senior management team through a combination of cash compensation in the form of base salary and cash incentive compensation and equity compensation awards. Our compensation program has been structured to enhance our ability to achieve our short-term and long-term strategic goals and to retain and motivate the members of our executive team and senior management to achieve such goals.

To determine compensation, we first establish a target overall compensation figure for each member of our senior management team and allocate this target amount among base salary, cash incentive compensation and equity compensation awards.

For our most senior executive officers, including our “named executive officers” listed in the Summary Compensation Table, we have designed our cash incentive compensation program predominantly to reward the achievement of company-wide performance goals by tying awards to, among other things, (1) our operating results, (2) our success in diversifying, expanding and broadening our core business, (3) our relative competitive success and (4) our success in increasing shareholder value (collectively, the “Corporate Objectives”). The amount allocated to each of the foregoing factors varies and is subjectively determined by the Compensation Committee and the Board of Directors.

2007 Executive Compensation Developments

During 2007, after input from members of the Compensation Committee and consideration of changes to our executive compensation program suggested by Watson Wyatt & Co., the Compensation Committee recommended and the Board of Directors approved the following changes to our executive compensation program:

•
In an effort to more clearly define the procedures to be followed with regards to our annual executive compensation and bonus program, we adopted a Compensation Policy which sets forth guidelines for the determination of the annual compensation and bonus program for members of our executive and senior management teams.

•
In an effort to further strengthen the mutuality of interests between our executive officers and directors and our shareholders, the Compensation Committee recommended, and the Board of Directors adopted, stock ownership guidelines for our executive officers and directors;

Board Process for Determining Compensation

Our Compensation Committee has responsibility for evaluating and administering our director, executive officer and consultant compensation plans and making recommendations to our Board of Directors with respect thereto, including with respect to the compensation of our Chief Executive Officer. The Compensation Committee is also responsible for annually reviewing and making recommendations to the Board with respect to the compensation, including individual base salaries, cash incentives and equity compensation grants of the other named executive officers. In recommending compensation for the named executive officers, the Compensation Committee consults with the Chief Executive Officer, the Chief Financial Officer and, when it deems appropriate, other appropriate advisors.

Use of Compensation Consultants

Pursuant to its charter, the Compensation Committee has the authority to retain any compensation consultant to assist the Compensation Committee in its evaluation of compensation for our Board of Directors and/or senior executive officers. In accordance with this authority, in December 2006, the Compensation Committee engaged Watson Wyatt to conduct a review of the competitiveness of our compensation program for our named executive officers and our Board of Directors as compared to a peer group and to published survey data for companies with revenues similar to ours. In October 2007, to assist the Compensation Committee make determinations with respect to our executive compensation program in 2008, the Committee asked Watson Wyatt to provide an updated review of the competitiveness of our compensation program for our named executive officers.

Use of Employment Agreements

We believe that employment agreements provide us with a mechanism to assist in the retention of our executive officers and provide us with competitive protections through provisions restricting these officers, for a period of time, from commencing employment with a competitor within our service area or soliciting our employees or customers. We believe these agreements provide our officers with security upon their termination without cause or upon a change of control of the company. We are a party to employment agreements with Michael M. Earley, our Chairman and Chief Executive Officer, Robert J. Sabo, our Chief Financial Officer, Roberto L. Palenzuela, our General Counsel and Secretary and Dr. Jose Guethon, the President of our Provider Service Network (the “PSN”) (collectively, the “NEO Employment Agreements”). Our former President and Chief Operating Officer, Debra A. Finnel, was party to an employment agreement prior to the termination of her employment in April 2007. See the Section below entitled “Summary of Employment Agreements” and “Severance Agreements” for a description of the material terms of the NEO Employment Agreements and the severance agreement with Ms. Finnel.

Factors Considered in Determining Executive Compensation

The Compensation Committee considers a variety of factors in coming to decisions regarding compensation for the named executive officers. Competitive market information is an important consideration, but not the only one.

Market competitiveness. In making determinations regarding 2007 executive compensation, the Compensation Committee relied, in part, upon information regarding competitive market pay information and compensation structures provided by Watson Wyatt. As part of its study, Watson Wyatt compared our performance and the compensation paid in 2006 to our named executive officers to the performance of and compensation paid by a peer group comprised of 13 similarly sized companies in the healthcare industry (the “Peer Group”) as well as to published survey data. The Peer Group included:

• Continucare Corporation	• Amsurg Corporation	• Healthways, Inc.
• Radiation Therapy Services, Inc.	• Pediatrix Medical Group, Inc.	• Pediatric Services of America, Inc.
• Vistacare, Inc.	• Horizon Health Corporation	• Techne Corporation
• Amedisys, Inc.	• Thoratec Corporation	• Integramed America, Inc.
• Ventana Medical Systems, Inc.
In comparing our performance against the performance of the Peer Group, Watson Wyatt looked at each company’s three-year total return to shareholders and three-year sales growth. As compared to our Peer Group, our three-year total return to shareholders ranked at the very high end of the range and our three-year sales growth ranked at the low end of the range. As compared to our Peer Group, the base salary and equity compensation paid to our Chief Executive Officer was below market and the target bonus for our Chief Executive Officer and the President of our PSN was slightly below market. As compared to our Peer Group, all of our other named executive officer’s base salary, target bonus and equity compensation were at market.

In setting compensation levels for the named executive officers for 2007, the Compensation Committee sought to provide target compensation—in the aggregate, and generally for each element—that is competitive, and therefore approximates the 50th percentile (or the market median) for comparable positions in the Peer Group. Individual compensation may be more or less than the median compensation amount when warranted by individual or corporate performance.

Our executive compensation policies are generally applied in the same manner to all of the named executive officers. The comparison to the market median is done on a position by position basis and takes into account the relative responsibilities and authority of each named executive officer. The differences in amounts of compensation for each named executive officer reflect the significant differences in the scope of responsibilities and authority attributed to their respective positions.

Performance. Our policy is to provide our executive officers with compensation opportunities that are based upon their individual performance, the performance of the Company and their contribution to that performance. The Compensation Committee considers these performance factors when approving adjustments to the compensation of the named executive officers.

Mix of current and long-term compensation. Because the successful operation of the Company’s business requires a long-term approach, one of the important components of the program is long-term compensation by means of long-term incentives. The Compensation Committee believes that this emphasis on long-term compensation aligns the named executive officers’ interests with the economic interests of the Company’s shareholders and also reflects the Company’s business model.

Impact and mix of cash vs. non-cash compensation. The Compensation Committee considers both the cost and the motivational value of the various components of compensation. The Compensation Committee has determined that current compensation—base salary and annual bonuses—should be delivered in cash, but that long-term incentive compensation should include stock-based compensation so that the long-term financial rewards available to the named executive officers are linked to increases in our value over the long-term. The Compensation Committee believes that this also aligns the named executive officers’ interests with the economic interests of the Company’s shareholders.

The Elements of Our Executive Compensation Program

The elements of our executive compensation program are as follows:

•	cash compensation in the form of base salary;

•	cash compensation in the form of incentive compensation (i.e. performance-based bonuses); and

•	equity-based awards.

In addition, as discussed above, the NEO Employment Agreements provide for potential payments upon termination of employment for a variety of reasons, including a change in control of our company. Each of these elements are discussed below.

Pursuant to our executive compensation program for fiscal 2007, the allocation of compensation among base salary, performance-based bonus and equity-based awards was relatively consistent among our named executive officers, with base salary generally comprising between 48% and 60% of a named executive officer’s total compensation package for 2007, the target bonus generally comprising between 28% and 35% of a named executive officer’s total compensation package for 2007 and equity awards generally comprising between 14% and 39% of a named executive officer’s total compensation package for 2007. In allocating executive compensation among these elements, we believe that the compensation of our senior-most management team– the persons having the greatest ability to influence our performance – should have a large performance based component.

Base Salaries

We include base salary as part of executive compensation because we want to provide our executive officers with a level of assured cash compensation that facilitates an appropriate lifestyle in light of their professional status and accomplishments. In accordance with our Compensation Policy, base salaries are set at levels which are intended to produce the highest value for us at an appropriate cost, reflect the individual’s responsibilities, tenure and past performance and be competitive with the Peer Group.

Each named executive officer’s employment agreement specifies a minimum level of base salary. The Board of Directors, however, may, in its discretion, set each executive’s salary at any higher level that it deems appropriate. Accordingly, the Compensation Committee generally evaluates and recommends the base salaries for our named executive officers annually. Changes in each officer’s base salary on an annual basis depend upon the Compensation Committee’s and the Board’s assessment of company and individual performance. For 2007, the Compensation Committee set each named executive officer’s base salary as follows:

Name	2007 Base Salary
Michel M. Earley	$350,000	(1)
Robert J. Sabo	$250,000
Roberto L. Palenzuela	$213,000
Jose A. Guethon, M.D.	$300,000

(1) In August 2007, the Compensation Committee recommended and the Board approved an increase in Mr. Earley’s base salary for 2007 from $300,000 to $350,000. Mr. Earley declined to accept such raise at the time. In November 2007, in light of our improved performance, upon the recommendation of the Compensation Committee, the Board of Directors of the Company approved an increase in Mr. Earley’s base salary from $300,000 to $350,000. This increase in salary is effective as of July 1, 2007 and was retroactively paid to Mr. Earley.

For 2007, the median base salaries and total compensation paid by companies in the Peer Group were the starting point of the analysis of base salary for each of the named executive officers. However, the Compensation Committee also analyzed a number of other factors in determining appropriate salary levels, including, but not limited to:

•	the relative experience and skills of the subject named executive officer;

•	the importance of the particular position to us;

•	the level of responsibilities assigned to the subject named executive officer;

•	the difficulty in replacing the executive;

•	his historical performance in light of the Corporate Objectives;

•	our operating performance to date during his tenure with us;

•	internal alignment considerations; and

•	inflation.

Assuming target performance levels are met, the amount of cash compensation that we provide in the form of base salary generally is used as a measure for the amount of the annual cash incentive under our executive bonus plan and equity awards, which are described below.

The relative weight applied to each of the foregoing factors varied with each position and individual and was within the sole discretion of the Compensation Committee. Decisions regarding the individual performance factors identified above and used by the Compensation Committee in making base salary decisions for each named executive officer, other than the CEO, were based on the Compensation Committee’s review of the Chief Executive Officer’s evaluation of the officer’s individual performance for the prior year. Decisions regarding the individual performance factors identified above and used in making base salary decisions for the Chief Executive Officer were based on the Board of Directors’ review of the CEO’s individual performance for the prior year

Cash Incentive Compensation

Our executive bonus plan is a performance-based cash incentive plan designed to promote our interests and the interests of our shareholders by providing employees with financial rewards upon achievement of specified business objectives, as well as helping us attract and retain key employees. Under this plan, additional cash is payable to our named executive officers based upon the degree that the performance goals recommended by the Compensation Committee and approved by the Board are met. The amount of cash incentive compensation earned by our named executive officers in 2007 is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2007 Summary Compensation Table. These amounts were paid in March 2008.

The Compensation Committee assigns the named executive officers a competitive incentive target for each year under our executive bonus plan. The target incentive is expressed as a percentage of the participant’s annual base salary as of the end of the year and is designed by the Compensation Committee to be indicative of the incentive payment that each participant would expect to receive on the basis of our strong performance and the strong individual performance by our senior vice presidents and vice presidents reporting to our named executive officers. After reviewing competitive market information, the Compensation Committee set 2007 target incentives for each of the named executive officers at the percentage of base salary as set forth below:

Name	Percentage of Base Salary at Target
Michel M. Earley	60%
Robert J. Sabo	50%
Roberto L. Palenzuela	40%
Jose A. Guethon, M.D	50%

Depending on satisfaction of the Performance Goals (defined below), actual cash incentive compensation payable under our executive bonus plan to each named executive officer could have been as low as zero or as high as the percentage of base salary set forth next to his name below.

Name	Maximum Percentage of Base Salary
Michel M. Earley	120%
Robert J. Sabo	100%
Roberto L. Palenzuela	80%
Jose A. Guethon, M.D	100%

In 2007, for any of our named executive officers to be eligible to receive annual incentive compensation under our executive bonus plan, our consolidated year-end income before income taxes was required to equal or exceed 80% of our budgeted consolidated year-end income before income taxes of $2,503,000. Our 2007 consolidated year-end income before income taxes for 2007 was approximately $9.4 million and, accordingly, each of our named executive officers were eligible to receive annual incentive compensation for 2007. Subject to the foregoing sentence, the performance goals are weighted so that the recipient can receive part of an award in the event that some, but not all, of the target results are achieved. We do not believe in an “all-or-nothing” approach.

For 2007, the Compensation Committee, with input from our Chief Executive Officer and Chief Financial Officer, recommended and the Board established performance goals for each of our named executive officers. Each of our named executive officers were assigned the same types of performance goals in 2007 with respect to the following measures of operating performance (the “Performance Goals”). Each Performance Goal was assigned the weight indicated in the table below. For each type of Performance Goal, we established a threshold and target number as set forth in the table below. Assuming the target numbers were reached for each Performance Goal, the annual cash incentive compensation for each of the named executive officers would equal the percentage target of their respective base salaries set forth in the table above under “Percentage of Base Salary at Target.”

Performance Goal Types	Assigned Weight of Performance Goal Type	Threshold Amount	Target Amount
PSN segment’s 2007 year-end income before allocated overhead and taxes	26.8%	$18,500,000	$20,019,000
HMO segment’s 2007 year-end income (loss) before allocated overhead and taxes	26.6%	$(11,000,000)	$(8,700,000)
Allocated corporate overhead expenses for 2007	26.6%	$(9,000,000)	$(7,816,000)
Average level of achievement by vice presidents and senior vice presidents reporting to the named executive officers of certain individual objectives established by the Compensation Committee for each vice president and senior vice president	20%

Our PSN segment’s 2007 year-end income before allocated overhead and taxes was approximately $29.2 million and, accordingly, we exceeded both the threshold and target amount. Our HMO segment’s 2007 year-end loss before allocated overhead and taxes was approximately $10.5 million and, accordingly, we exceeded the threshold amount but did not reach the target amount. Our allocated corporate overhead expenses for 2007 were approximately $9.3 million and, accordingly, we did not reach the threshold amount.

At its March 2008 meeting, the Compensation Committee reviewed each named executive’s achievement of these Performance Goals during 2007 and approved cash incentive compensation under our executive bonus plan. Each of our named executive officers achieved 114% of the Performance Goals and earned cash incentive compensation equal to between 46% and 72% of his or her 2007 base salary.

Equity Compensation

Prior to 2007, the primary form of equity compensation that we had awarded consisted of non-qualified stock options, which we believe provide a strong motivation to our executives to continue to seek growth in our business. In 2007, we began utilizing restricted stock grants in addition to option grants. Grants of restricted stock are increasingly becoming a trend in our industry and we believe that this type of award provides an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution of our shareholders.

The Compensation Committee assigns the named executive officers a competitive equity incentive target. The target incentive is expressed as a percentage of the participant’s annual base salary as of the end of the year and is designed by the Compensation Committee to be indicative of the incentive payment that each participant would expect to receive on the basis of strong individual performance. In setting this target, in addition to competitive market information, the Compensation Committee considers our operating results and performance, individual performance against the individual’s objectives, as well as the allocation of overall share usage attributed to executives and the total number of shares issued in the grant relative to our outstanding shares. We do not place particular emphasis on any one factor but rather analyze the appropriateness of rewarding equity compensation in light of each of these considerations.

The Compensation Committee set 2007 target incentives for each of the named executive officers at the percentage of base salary as set forth below:

Name	Percentage of Base Salary at Target
Michel M. Earley	100%
Robert J. Sabo	50%
Roberto L. Palenzuela	40%
Jose A. Guethon, M.D	70%

In 2007, each of our named executive officers were awarded options and restricted stock which in the aggregate equaled the target incentive percentage.

Options and restricted stock are generally granted pursuant to our Omnibus Equity Compensation Plan. Both our stock options and our restricted stock generally vest ratably on an annual basis over a four year service period and expire after a ten year term. The exercise price for option grants is based on the closing price of our Common Stock on the AMEX on the date preceding the grant date. Stock options only have compensatory value if the market price of the Common Stock increases after the grant date.

Severance Benefits and Change in Control Payments

Pursuant to our NEO Employment Agreements, our named executive officers are entitled to receive certain severance payments upon their death, disability, termination without cause, resignation for good reason and upon a change in control of the Company. These benefits are designed to promote stability and continuity of senior management as well as to recognize the potential difficulty for such individuals to locate comparable employment within a short period of time. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination of Change-In-Control.”

Retirement Plan

The Metropolitan Health Networks 401(k) Plan (the “401(k) Plan”) is a tax qualified employee savings and retirement plan covering our eligible employees, including our named executive officers. At our discretion, we may make a matching contribution and a non-elective contribution to the 401(k) Plan. The rights of the participants in the 401(k) Plan to our contributions do not fully vest until such time as the participant has been employed by us for three years. In 2007, we made full matching contributions to our named executive officers.

Perquisites and Other Benefits

We provide our named executive officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain talented employees for key positions. We periodically review the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are each provided automobile allowances and cell phone allowances. We believe these allowances enable our executives to be available to customers and employees at all times. In addition, we reimburse our Chief Executive Officer for the cost of health insurance for a non-employee.

The named executive officers also participate in our medical, dental and life insurance plans to the same extent as our other employees. Upon relocation, key executive officers may receive, at the discretion of the Board of Directors, a relocation allowance in amounts individually negotiated at the time of relocation.

Stock Ownership Guidelines

In 2007, our Board of Directors adopted stock ownership guidelines for our senior executives, including our named executive officers, and for non-employee members of our Board of Directors. The Compensation Committee intends to monitor progress under these guidelines annually. Although we expect each senior executive and director to make annual progress towards his or her target, each senior executive and non-employee member of our Board of Directors will have five years from the earlier of (a) the date he or she becomes a senior executive or non-employee director or (b) the date the guidelines were adopted to meet his or her target. If an executive is promoted and the target is increased, an additional five-year period will be provided to meet the increase in the target attributable to the promotion. Targets for our executives increase with rank in the organization and are based upon multiples of base salary. Shares counted toward the guidelines include:

•  shares of Common Stock owned outright by the senior executive or director or his or her immediate family members residing in the same household;

•  shares of Common Stock owned jointly by the senior executive or director with a spouse or children;

•  shares of Common Stock held in trust for the benefit of the senior executive or director;

•  restricted shares of Common Stock owned by the senior executive or director, whether or not vested;

•  shares of Common Stock held in our 401(k) Retirement Savings Plan for the benefit of the executive or director; and

•  shares of Common Stock acquired by the senior executive or director upon stock option exercises.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Robert E. Shields, Chairman
Eric Haskell
Martin W. Harrison
Karl M. Sachs

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2007 and 2006.

Ms. Finnel left her employment with us in April 2007 and the amounts listed below in the column entitled “All Other Compensation” include amounts paid pursuant to severance arrangements between us and Ms. Finnel.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (3)	Total ($)
Michael M. Earley Chairman & Chief Executive Officer	2007 2006	335,879 300,000	17,462 0	74,518 99,800	241,100 81,000	(6)	20,850 21,897	689,809 502,697
Robert J. Sabo (4) Chief Financial Officer	2007 2006	250,000 26,900	6,985 0	78,165 10,400	150,000 11,000		31,150 6,300	516,300 54,600
Roberto L. Palenzuela General Counsel & Secretary	2007 2006	213,000 203,300	4,193 0	19,379 32,200	97,800 55,000		16,486 16,000	350,858 306,500
Jose A. Guethon President, PSN	2007 2006	300,000 267,600	10,478 0	70,504 99,700	192,200 74,000		13,950 6,200	587,132 447,500
Debra A. Finnel (5) President & Chief Operating Officer	2007 2006	83,793 300,000	0 0	153,892 199,500	0 76,695		468,289 22,100	705,974 598,295

(1) Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R). Information regarding the restricted stock awards made to our named executive officers during 2007 is set forth in the 2007 Grants of Plan-Based Awards Table. The 2007 Grants of Plan-Based Awards Table also sets forth the aggregate grant date fair value of the stock options granted during 2007 computed in accordance with FAS 123R.

(2) Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R). Information regarding the stock options granted to our named executive officers during 2007 is set forth in the 2007 Grants of Plan-Based Awards Table. The 2007 Grants of Plan-Based Awards Table also sets forth the aggregate grant date fair value of the stock options granted during 2007 computed in accordance with FAS 123R.

(3) “All Other Compensation” in each of 2007 and 2006 for each of the named executive officers is comprised of the following components:

Fiscal Year 2007:

	Automobile Allowance ($)	Cellular Phone Allowance ($)	Long-Tem Disability/ Life Insurance Premiums ($)	401(k) Matching Amounts ($)	Accrued Severance Payments ($)	Housing Benefits ($)	Other($)	Total ($)
Michael M. Earley	10,200	3,000	1,500	6,150	-	-	-	20,850
Robert J. Sabo	9,600	3,000	1,500	-	-	17,050	-	31,150
Roberto L. Palenzuela	6,600	1,200	1,500	3,909	-	-	3,277	16,486
Jose A. Guethon	6,600	1,200	1,500	4,650	-	-	-	13,950
Debra A. Finnel	18,000	3,000	1,500	-	317,458	-	128,331	468,289

Fiscal Year 2006:

	Automobile Allowance ($)	Cellular Phone Allowance ($)	Long-Tem Disability/Life Insurance Premiums ($)	401(k) Matching Amounts ($)	Housing Benefits ($)	Other($)	Total ($)
Michael M. Earley	10,200	3,000	1,500	4,500	-	2,697	21,897
Robert J. Sabo	1,200	400	-	-	4,700		6,300
Roberto L. Palenzuela	6,600	1,200	1,500	3,000	-	3,700	16,000
Jose A. Guethon	1,400	1,200	1,500	2,100	-		6,200
Debra A. Finnel	18,600	3,000	-	500	-		22,100

(4) Mr. Sabo began serving as our Chief Financial Officer in November 2006.

(5) Ms. Finnel ceased serving as our President and Chief Operating Officer in April 2007.

(6) Mr. Earley elected to forgo the entire amount of non-equity incentive plan compensation earned by him in 2006.

2007 Grants of Plan Based Awards

		Estimated Future Payouts Under Non- Equity Incentive Plans (1)			All Other Stock Awards: Number of Shares of Stocks	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	(#) (2)	(3)	($)	(4)

Michael M. Earley	8/6/07	105,000	210,000	420,000	50,000	150,000	1.66	180,350
Robert J. Sabo	8/6/07	62,500	125,000	250,000	20,000	-	n/a	33,200
Roberto L. Palenzuela	8/6/07	42,600	85,200	170,400	12,000	35,000	1.66	42,635
Jose A. Guethon	8/6/07	75,000	150,000	300,000	30,000	100,000	1.66	144,700
Debra A. Finnel	n/a	n/a	n/a	n/a	-	-	n/a	n/a

(1) The amounts set forth in these columns reflect the annual cash incentive compensation amounts that potentially could have been earned during 2007 based upon the achievement of performance goals under our Executive Bonus Plan. The amounts of annual cash incentive compensation earned in 2007 by our named executives under our Executive Bonus Plan have been determined and were paid in March 2008. The amounts paid are included in the “Non-Equity Incentive Plan Compensation” column of the 2007 Summary Compensation Table.

(2) Each of the restricted stock awards listed in this column are scheduled to vest in four equal installments on August 6, 2008, August 6, 2009, August 6, 2010 and August 6, 2011.

(3) Each of the option awards listed in this column are scheduled to vest in four equal installments on August 6, 2008, August 6, 2009, August 6, 2010 and August 6, 2011.

(4) The dollar value of restricted stock and stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with FAS 123R, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 13 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Base Salaries

Base salaries paid to our named executive officers are set forth in the 2007 Summary Compensation Table. For 2007, base salaries paid to our named executives officers accounted for the following percentages of their total compensation: Mr. Earley (48.7%), Mr. Sabo (48.4%), Mr. Palenzuela (60.7%), Dr. Guethon (51.1%) and Ms. Finnel (11.9%).

Non-equity Incentive Plan Compensation

The non-equity incentive plan compensation set forth in the tables above reflects annual cash incentive compensation under our executive bonus plan. Annual cash incentive compensation is earned based upon a formula that takes into account our attainment of certain performance goals and the achievement by vice presidents and senior vice presidents of certain individual objectives. The components of the executive bonus plan are discussed in greater detail under the heading “Compensation Discussion & Analysis.”

The threshold, target and maximum amounts set forth in the 2007 Grants of Plan-Based Awards Table correspond to the named executive achieving an average of 50%, 100% and 200% of the performance goals.

Amounts paid to our named executives under the executive bonus plan are set forth in the 2007 Summary Compensation Table. For 2007, payments pursuant to the executive bonus plan to our named executives officers accounted for the following percentages of their total compensation: Mr. Earley (35%), Mr. Sabo (29%), Mr. Palenzuela (27.9%), Dr. Guethon (32.7%) and Ms. Finnel (0%).

Restricted Stock

We grant restricted stock pursuant to our Omnibus Equity Compensation Plan. Our restricted stock grants generally vest at the rate of one-fourth per year and have a term of ten years. Restricted stock is not transferable other than by will or the laws of descent and distribution.

Stock Options

We grant stock options pursuant to our Omnibus Equity Compensation Plan. The option exercise price is equal to the closing price of our Common Stock on the AMEX on the date preceding the date the options are granted. Our stock option grants generally vest at the rate of one-fourth per year and have a term of ten years. Stock options are not transferable other than by will or the laws of descent and distribution.

In April 2007, we entered into a separation agreement with Ms. Finnel, who served as our President and Chief Operating Officer until April 9, 2007 (the “Separation Date”). Pursuant to this agreement, the vesting on all outstanding and unvested stock options granted to Ms. Finnel under our Omnibus Plan immediately accelerated as of the Separation Date and Ms. Finnel was entitled to exercise any or all of her stock options during a three month period following the Separation Date. In June 2007, we repurchased from Ms. Finnel options to purchase 800,000 shares of our Common Stock, with an exercise price of $1.83 per share, for an aggregate purchase price of $10,000.

Employment Agreements

We are a party to employment agreements with Mr. Earley, Mr. Sabo, Mr. Palenzuela and Dr. Guethon. We are also party to a separation agreement with Ms. Finnel.

In 2004, we entered into an employment agreement with Mr. Earley, our Chairman and Executive Officer, which agreement was amended and restated effective January 3, 2005. Our employment agreement with Mr. Earley is subject to automatic renewal on January 3 of each year for successive one year terms, unless earlier terminated in accordance with the terms of the agreement. The agreement provides for an annual base salary to be reviewed annually. For 2008 Mr. Earley’s base salary is $375,000. Our Board of Directors may, in its sole discretion, increase Mr. Earley’s salary and award bonuses and options to Mr. Earley at any time. The agreement also provides for an automobile allowance in the amount of $800 per month, a telephone allowance in the amount of $250 per month, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses. The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of two years and one year, respectively, following the date of the termination of Mr. Earley’s employment with the Company. Either party may terminate the contract at any time.

Effective November 16, 2006, we entered into an employment agreement with Mr. Sabo, our Chief Financial Officer. This agreement has an initial term of one year and is automatically renewable for successive one-year terms, unless terminated in accordance with the terms of the agreement. The agreement provides for an annual base salary to be reviewed at least annually. For 2008, Mr. Sabo’s base salary is $270,000. Our Board of Directors may, in its sole discretion, increase Mr. Sabo salary and award bonuses and options to Mr. Sabo at any time. The agreement also provides for an automobile allowance in 2008 in the amount of $850 per month, a telephone allowance in the amount of $250 per month, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses. The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of two years and one year, respectively, following the date of the termination of Mr. Sabo’s employment with the Company. Either party may terminate the contract at any time.

In 2004, we entered into an employment agreement with Mr. Palenzuela, our General Counsel and Secretary, which agreement was amended and restated effective January 3, 2005. Our employment agreement with Mr. Palenzuela is subject to automatic renewal on January 3 of each year for successive one year terms, unless earlier terminated in accordance with the terms of the agreement. The agreement provides for an annual base salary to be reviewed annually. For 2008 Mr. Palenzuela’s base salary is $225,000. Our Board of Directors may, in its sole discretion, increase Mr. Palenzuela’s salary and award bonuses and options to Mr. Palenzuela at any time. The agreement also provides for an automobile allowance in 2008 in the amount of $550 per month, a telephone allowance in the amount of $100 per month, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses. The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of two years and one year, respectively, following the date of the termination of Mr. Palenzuela’s employment with the Company. Either party may terminate the agreement at any time.

Effective February 1, 2005, Dr. Guethon entered into an employment agreement with Metcare of Florida, Inc., our wholly-owned subsidiary. The employment agreement with Dr. Guethon is subject to automatic renewal on February 1 of each year for successive one year terms, unless earlier terminated in accordance with the terms of the agreement. The agreement provides for an annual base salary to be reviewed annually. For 2008 Dr. Guethon’s base salary is $320,000. Our Board of Directors may, in its sole discretion, increase Dr. Guethon’s salary and award bonuses and options to Dr. Guethon at any time. The agreement also provides for a telephone allowance in the amount of $100 per month, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses. The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of two years and one year, respectively, following the date of termination of Dr. Guethon’s employment with Metcare of Florida. Either party may terminate the agreement at any time.

In the event that any one of Mr. Earley, Mr. Sabo, Mr. Palenzuela or Dr. Guethon (i) is terminated by us without cause, (ii) dies or becomes disabled, (iii) terminates his or her employment because he or she has been assigned duties inconsistent with his or her position or because his or her duties and responsibilities have been diminished or because of our breach of the agreement or because he or she has been reassigned to a location outside of the area for which he or she was hired, he or she will be entitled to reimbursement of all unreimbursed expenses incurred prior to the date of termination, payment of unused vacation days and payment of his or her then annual base salary and benefits for a period of one year following the termination.

If there is a change of control of the Company (as such term is defined in the agreements), each of Mr. Earley, Mr. Sabo, Mr. Palenzuela and Dr. Guethon will be entitled to reimbursement of all unreimbursed expenses incurred prior to the date of termination, payment of unused vacation days, a single lump sum payment of an amount equal to his or her then annual base salary plus bonuses payable, the value of annual fringe benefits paid to him or her in the year preceding the year of termination, and the value of the portion of his or her benefits under any deferred compensation plan which are forfeited for reason of the termination.

Severance Agreements

On April 9, 2007, we entered into a separation agreement (the “Separation Agreement”) with Ms. Finnel, who served as our President and Chief Operating Officer until April 9, 2007 (the “Separation Date”). Under the terms of the Separation Agreement, we and Ms. Finnel agreed to terminate our employment relationship and Ms. Finnel was deemed to have resigned from our Board of Directors. The termination of these relationships did not involve any disagreements between us and Ms. Finnel. Under the Separation Agreement, we agreed, among other things, to provide Ms. Finnel with her base salary, to allow her to participate in certain of our benefit programs and to provide her with an automobile and mobile phone allowance for twelve months following the Separation Date. Under the Separation Agreement, Ms. Finnel has agreed to be bound by restrictive covenants regarding, among others things, non-competition with us for a one year period, non-solicitation of our employees for a two-year period and confidentiality. Ms. Finnel has also provided a general release of claims in favor of us and parties related to us.

Additional Information.

We have provided additional information regarding the compensation we pay to our named executive officers under the heading “Compensation Discussion & Analysis.”

Outstanding Equity Awards at Fiscal Year End

2007 Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options					Number of Shares of Stock That Have		Market Value of Shares of Stock That Have Not
Name	Exercisable (#)	Unexercisable (#)		Option Exercise Price	Option Expiration Date	Not Vested (#)		Yet Vested (13)
Michael M. Earley	116,667	-0-		$0.35	12/31/08
	116,667	-0-		$0.35	12/31/09
	116,666	-0-		$0.35	12/31/10
	300,000	100,000	(1)	$1.83	11/05/14
		150,000	(2)	$1.66	08/06/17
						50,000	(3)	$119,500
Robert J. Sabo	50,000	150,000	(4)	$2.19	11/15/16
						20,000	(5)	$47,800
Roberto L. Palenzuela	50,000	-0-		$0.67	03/08/10
	50,000	-0-		$0.67	03/08/11
	50,000	-0-		$0.67	03/08/12
	75,000	25,000	(6)	$1.83	11/05/14
	-0-	35,000	(7)	$1.66	08/06/17
						12,000	(8)	$28,650
Jose A. Guethon	16,000	-0-		$0.35	09/22/08
	75,000	25,000	(9)	$1.83	11/05/14
	100,000	100,000	(10)	$2.05	12/09/15
	-0-	100,000	(11)	$1.66	08/06/17
						30,000	(12)	$71,700

(1) 100,000 options scheduled to vest on November 5, 2008.

(2) 37,500 options scheduled to vest on each of August 6, 2008, August 6, 2009, August 6, 2010 and August 6, 2011.

(3) 12,500 restricted shares of Common Stock scheduled to vest on each of August 6, 2008, August 6, 2009, August 6, 2010 and August 6, 2011.

(4) 50,000 options scheduled to vest on each of November 15, 2008, November 15, 2009 and November 15, 2010.

(5) 5,000 restricted shares of Common Stock scheduled to vest on each of August 6, 2008, August 6, 2009, August 6, 2010 and August 6, 2011.

(6) 25,000 options scheduled to vest on November 5, 2008.

(7) 8,750 options scheduled to vest on each of August 6, 2008, August 6, 2009, August 6, 2010 and August 6, 2011.

(8) 3,000 restricted shares of Common Stock scheduled to vest on each of August 6, 2008, August 6, 2009, August 6, 2010 and August 6, 2011.

(9) 25,000 options scheduled to vest on November 5, 2008.

(10) 50,000 options scheduled to vest on each of December 9, 2008 and December 9, 2009.

(11) 25,000 options scheduled to vest on each of August 6, 2008, August 6, 2009, August 6, 2010 and August 6, 2011.

(12) 7,500 restricted shares of Common Stock scheduled to vest on each of August 6, 2008, August 6, 2009, August 6, 2010 and August 6, 2011.

(13) Market value was determined by multiplying the number of shares of stock by $2.39, the closing price of our Common Stock on December 31, 2007.

2007 Option Exercises

The following table sets forth information regarding the number and value of stock options exercised during 2007 by our named executive officers. None of our named executive officers held restricted stock which vested during 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Debra A. Finnel	600,000	839,655

The following table sets forth information regarding the number and value of stock options transferred for value during 2007 by our named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Transfer ($) (1)
Debra A. Finnel	-	10,000

(1) On June 26, 2007, we repurchased from Ms. Finnel options to purchase 800,000 shares of our Common Stock, with an exercise price of $1.83 per share, for an aggregate purchase price of $10,000.

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of our employees, including our named executive officers.

Nonqualified Defined Contribution an Other Nonqualified Deferred Compensation Plans

We do not have any defined contribution or plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-In-Control.

The tables below reflect the amount of compensation payable to each of the named executive officers in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer pursuant to his or her employment agreement (i) upon termination for cause or resignation without good reason, (ii) upon termination without cause or resignation for good reason, (i) upon termination for cause or resignation without good reason, (iii) in the event of disability or death of the executive and (iv) upon termination following a change of control is shown below. The amounts shown assume that such termination was effective as of December 31, 2007, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination For Cause or Resignation Without Good Reason

In the event a named executive officer is terminated for cause or resigns his or her employment without good reason, we are required pursuant to our employment agreements to:

•	pay the executive any unpaid base salary earned through the date of termination or resignation; and

•	reimburse the executive for reasonable business expenses incurred prior to the date of termination or resignation.

Under our employment agreements, “cause” is defined to include (i) an action or omission of the executive which constitutes a willful and material breach of, or failure or refusal (other than by reason of disability) to perform his or her duties under the employment agreement, which is not cured within 15 days after notice thereof, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his or her services under the employment agreement, (iii) conviction of a felony or any other crime which involves dishonesty or a breach of trust or (iv) gross negligence in connection with the performance of the executive’s duties under the employment agreement, which is not cured within 15 days after notice thereof.

Under our employment agreements, “good reason” is defined to include (i) the assignment to the executive of any duties or responsibilities inconsistent in any respect with the executive’s position or a similar position in the Company or one of our subsidiaries, (ii) any other action by us which results in a substantial and compelling diminution of the executive’s position, authority, duties or responsibilities, excluding an isolated, insubstantial and inadvertent action not taken in bad faith which we remedy within 15 days of notice by the executive or (iii) our breach of certain provisions of the employment agreement, other than an isolated, insubstantial and inadvertent failure not taken in bad faith which we remedy promptly after receipt of notice by the executive, (iii) our requiring the executive to be based at any office or location outside the area for which he or she was originally hired to work, except for travel reasonably required in the performance of his or her responsibilities. Any good faith determination of “good reason” made by our Board of Directors is conclusive pursuant to our employment agreements.

Upon an executive’s termination for cause or resignation without good reason, any options granted to such executive pursuant to our Omnibus Equity Compensation Plan (the “Omnibus Plan”) and vested as of the date of termination or resignation will generally remain exercisable for a period of up to three months, although our Compensation Committee has the right to cancel or suspend the option if the executive is terminated for cause or the Compensation Committee determines that the executive is competing or has competed with us. Any unvested options granted pursuant to the Omnibus Plan will immediately terminate.

Payments Made Upon Termination Without Cause, Resignation For Good Reason, Death or Disability

In the event a named executive officer is terminated without cause, resigns his or her employment for good reason, dies or becomes disabled, we are required pursuant to our employment agreements to:

•	pay the executive (or his estate, as applicable) any unpaid base salary earned through the date of termination or resignation;

•	continue to pay the executive’s base salary for a period of twelve months from the date of termination or resignation;

•
continue to allow the executive to participate in all benefit plans offered by us to our executives for a period of twelve months from the date of termination or resignation or, if participation in any such plan is not possible, pay the executive (or his estate, as applicable) cash equal to the value of the benefit that otherwise would have accrued for the executive’s benefit under such plan for the period during which such benefits could not be provided under the plan;

•	reimburse the executive for reasonable business expenses incurred prior to the date of termination or resignation; and

•	pay the executive (or his estate, as applicable) for any unused vacation days.

Pursuant to our Compensation Policy, in order to be eligible for a bonus in respect of any fiscal year, it is anticipated that an executive must be employed by us as of the end of such year. For our executives with employment agreements, which includes all of our named executive officers, if such executive’s employment is terminated following the end of the calendar year to which a bonus relates but prior to the date bonuses are paid, the determination of whether such executive is entitled to receive his or her bonus for the prior calendar year will depend on whether, pursuant to the applicable employment agreement, we are required to pay the executive his or her base salary for any period following the termination of employment. If we are required to continue to pay an executive’s base salary for any post-employment period, such executive will receive any bonus payable pursuant to our executive bonus plan contemporaneously with other members of our management team as if he or she continued to be employed by us. If we are not required to continue to pay an executive’s base salary for any post-employment period, such executive will not receive any bonus with respect to the prior year.

Upon an executive’s resignation with good reason, any options granted to such executive pursuant to our Omnibus Plan and vested as of the date of resignation will generally remain exercisable for a period of up to three months and any unvested options granted pursuant to the Omnibus Plan will immediately terminate.

The following table shows amounts that would be payable upon each named executive officer’s resignation with good reason.

Name	Severance Amount ($)	Continuation of Benefits ($)	Unused Vacation Days ($)	Total ($)
Michael M. Earley	591,100	6,057	15,952	613,109
Robert J. Sabo	400,000	10,858	12,596	423,454
Roberto L. Palenzuela	310,800	15,451	5,837	332,088
Jose A. Guethon	492,200	1,155	3,242	496,597

Upon an executive’s termination without cause, any options granted to such executive pursuant to our Omnibus Plan and vested as of the date of termination will generally remain exercisable for a period of up to three months. Any unvested options granted under the Omnibus Plan generally will become immediately exercisable and fully vested in accordance with their terms and exercisable for three months following the date of termination.

Upon an executive’s death or disability, any options granted to such executive pursuant to our Omnibus Plan and vested as of the date of termination will generally remain exercisable for a period of one year. Any unvested options granted under the Omnibus Plan generally will become immediately exercisable and fully vested in accordance with their terms and exercisable for one year following the date of termination.

The following table shows amounts that would be payable upon each named executive officer’s termination without cause, death or disability.

Name	Severance Amount ($)	Early Vesting of Stock Options ($)	Early Vesting of Restricted Stock ($)	Continuation of Benefits ($)	Unused Vacation Days ($)	Total ($)
Michael M. Earley	591,100	277,500	119,500	6,057	15,952	1,010,109
Robert J. Sabo	400,000	40,000	47,800	10,858	12,596	511,254
Roberto L. Palenzuela	310,800	139,550	26,680	15,451	5,837	500,318
Jose A. Guethon	492,200	152,000	71,700	1,155	3,242	720,297

Payments Made Upon Termination Following a Change in Control

In the event that following a “change in control” of the Company (as defined below), a named executive officer is terminated without cause or resigns for good reason within one year of the event causing the “change in control”, we are required pursuant to our employment agreements to:

•	pay the executive any unpaid base salary earned through the date of termination or resignation;

•
pay the executive a single lump sum payment of an amount equal to his or her then annual base salary plus bonuses payable, the value of annual fringe benefits paid to him or her in the year preceding the year of termination, and the value of the portion of his or her benefits under any deferred compensation plan which are forfeited for reason of the termination.

•	reimburse the executive for reasonable business expenses incurred prior to the date of termination or resignation; and

•	pay the executive (or his estate, as applicable) for any unused vacation days.

Under the provisions of the Omnibus Plan, if a change in control of the Company occurs, our Compensation Committee, in its discretion, may provide that 50% of the Options held by any person then unexercised and outstanding will become fully vested and exercisable. Notwithstanding the foregoing, the percentage of outstanding options which may become fully vested and immediately exercisable may, in the Compensation Committee’s discretion, be more than or less than 50%. In addition, the Compensation Committee may, in its discretion, provide that all outstanding options be cashed out on the date of the occurrence of the change in control (the “Occurrence Date”) at the higher of (i) the highest price per share of Common Stock paid in any sale reported on a national exchange or quoted on the NASDAQ or the OTCBB and (ii) the highest purchase price paid or offered for a share of Common Stock in any transaction related to the change in control during the 60 day period preceding the Occurrence Date.

The following table shows amounts that would be payable upon each named executive officer’s termination following a change in control.

Name	Severance Amount ($)	Early Vesting of Stock Options ($)	Early Vesting of Restricted Stock ($)	Continuation of Benefits ($)	Unused Vacation Days ($)	Total ($)
Michael M. Earley	591,100	277,500	119,500	6,057	15,952	1,010,109
Robert J. Sabo	400,000	40,000	47,800	10,858	12,596	511,254
Roberto L. Palenzuela	310,800	139,550	26,680	15,451	5,837	500,318
Jose A. Guethon	492,200	152,000	71,700	1,155	3,242	720,297

SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership(1) of our Common Stock as of April 28, 2008, for each of our directors, named executive officers and by all of our directors and executive officers as a group.

Name	Common Stock (#)		Options Currently Exercisable or Exercisable within 60 days for Shares of Common Stock		Total Common Stock and Common Stock Based Holdings	Percentage of Class (%) (2)
Michael M. Earley	201,699	(4)	650,000	(3)	851,699	1.64
Robert J. Sabo	72,400	(6)	50,000	(5)	122,400	*
Roberto L. Palenzuela	34,820	(8)	225,000	(7)	259,820	*
Jose A. Guethon, M.D.	102,400	(10)	191,000	(9)	293,400	*
David A. Florman	61,216	(12)	38,108	(11)	99,324	*
Martin W. Harrison, M.D.	4,388,645	(14)	133,108	(13)	4,521,753	8.72
Eric Haskell, CPA	66,549	(16)	63,108	(15)	129,657	*
Karl M. Sachs, CPA	714,223	(18)	38,108	(17)	752,331	1.45
Robert E. Shields	80,816	(20)	38,108	(19)	118,924	*
Barry T. Zeman	81,830	(22)	63,108	(21)	144,938	*
Debra A. Finnel	—		—		—	—
Directors and Executive Officers as a group (11 persons)	5,804,598		1,489,648		7,294,246	14.06

* Represents less than 1% of the total number of shares of Common Stock outstanding.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 28, 2008 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from April 28, 2008 have been exercised.

(2) Applicable percentage ownership is based on 51,885,932 shares of Common Stock outstanding as of April 28, 2008.

(3) Includes (i) 350,000 shares issuable upon the exercise of options at a price of $0.35 per share, expiring between December 2008 and December 2010, and (ii) 300,000 shares issuable upon the exercise of options at a price of $1.83 per share, expiring in November 2014. Does not include (i) 100,000 shares issuable upon the exercise of options at a price of $1.83 per share, (ii) 150,000 shares issuable upon the exercise of options at a price of $1.66 per share, and (iii) 192,800 shares issuable upon the exercise of options at a price of $2.31 per share, that have not yet vested.

(4) Includes (i) 50,000 restricted shares of Common Stock issued to Mr. Earley that are scheduled to vest ratably over 4 years beginning on August 6, 2008, and (ii) 64,300 restricted shares of Common Stock issued to Mr. Earley that are scheduled to vest ratably over 4 years beginning on February 11, 2009.

(5) Includes (i) 50,000 shares issuable upon the exercise of options at a price of $2.19 per share, expiring November 15, 2016. Does not include (i) 150,000 shares issuable upon the exercise of options at a price of $2.19 per share, and (ii) 97,200 shares issuable upon the exercise of options at a price of $2.31 per share, that have not yet vested.

(6) Includes (i) 20,000 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest ratably over 4 years beginning on August 6, 2008, and (ii) 52,400 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest ratably over 4 years beginning on February 11, 2009.

(7) Includes (i) 150,000 shares issuable upon the exercise of options at a price of $0.67 per share, expiring between March 2010 and March 2012, and (ii) 75,000 shares issuable upon the exercise of options at a price of $1.83 per share, expiring in November 2014. Does not include (i) 25,000 shares issuable upon the exercise of options at a price of $1.83 per share, (ii) 35,000 shares issuable upon the exercise of options at a price of $1.66 per share, and (iii) 46,300 shares issuable upon the exercise of options at a price of $2.31 per share, that have not yet vested.

(8) Includes (i) 12,000 restricted shares of Common Stock issued to Mr. Palenzuela that are scheduled to vest ratably over 4 years beginning on August 6, 2008, and (ii) 15,400 restricted shares of Common Stock issued to Mr. Palenzuela that are scheduled to vest ratably over 4 years beginning on February 11, 2009.

(9) Includes (i) 16,000 shares issuable upon the exercise of options at a price of $0.35 per share, expiring in September 2008, (ii) 75,000 shares issuable upon the exercise of options at a price of $1.83 per share, expiring in November 2014, and (iii) 100,000 shares issuable upon the exercise of options at a price of $2.05 per share, expiring in December 2015. Does not include (i) 25,000 shares issuable upon the exercise of options at a price of $1.83 per share, (ii) 100,000 shares issuable upon the exercise of options at a price of $2.05 per share, (iii) 100,000 shares issuable upon the exercise of options at a price of $1.66 per share, and (iv) 115,200 shares issuable upon exercise of options at a price of $2.31 per share, that have not yet vested.

(10) Includes (i) 30,000 restricted shares of Common Stock issued to Dr. Guethon that are scheduled to vest ratably over 4 years beginning on August 6, 2008, and (ii) 38,400 restricted shares of Common Stock issued to Dr. Guethon that are scheduled to vest ratably over 4 years beginning on February 11, 2009.

(11) Includes (i) 25,000 shares issuable upon the exercise of options at a price of $2.17 per share, expiring in April 2016, (ii) 5,000 shares issuable upon the exercise of options at a price of $1.85 per share, expiring in May 2017, and (iii) 8,108 shares issuable upon the exercise of options at a price of $1.86 per share, expiring in June 2017.

(12) Includes (i) 10,000 restricted shares of Common Stock issued to Mr. Florman that are scheduled to vest in May 2008, and (ii) 16,216 restricted shares of Common Stock issued to Mr. Florman that are scheduled to vest in June 2008.

(13) Includes (i) 70,000 shares issuable upon the exercise of options at a price of $0.70 per share, expiring in December 2008, (ii) 25,000 shares issuable upon the exercise of options at a price of $1.83 per share, expiring in November 2014, (iii) 25,000 shares issuable upon the exercise of options at a price of $2.05 per share, expiring in December 2015, (iv) 5,000 shares issuable upon the exercise of options at a price of $1.85 per share, expiring in May 2017, and (v) 8,108 shares issuable upon the exercise of options at a price of $1.86 per share, expiring in June 2017.

(14) Includes (i) 10,000 restricted shares of Common Stock issued to Dr. Harrison that are scheduled to vest in May 2008, and (ii) 16,216 restricted shares of Common Stock issued to Dr. Harrison that are scheduled to vest in June 2008. Of the total shares, 900,000 are owned by H30, Inc., a corporation for which Dr. Harrison serves as a director.

(15) Includes (i) 25,000 shares issuable upon the exercise of options at a price of $1.83 per share, expiring in November 2014, (ii) 25,000 shares issuable upon the exercise of options at a price of $2.05 per share, expiring in December 2015, (iii) 5,000 shares issuable upon the exercise of options at a price of $1.85 per share, expiring in May 2017, and (iv) 8,108 shares issuable upon the exercise of options at a price of $1.86 per share, expiring in June 2017.

(16) Includes 10,000 restricted shares of Common Stock issued to Mr. Haskell that are scheduled to vest in May 2008, and (ii) 16,216 restricted shares of Common Stock issued to Mr. Haskell that are scheduled to vest in June 2008.

(17) Includes (i) 25,000 shares issuable upon the exercise of options at a price of $2.05 per share, expiring in December 2015, (ii) 5,000 shares issuable upon the exercise of options at a price of $1.85 per share, expiring in May 2017, and (iii) 8,108 shares issuable upon the exercise of options at a price of $1.86 per share, expiring in June 2017.

(18) Includes 10,000 restricted shares of Common Stock issued to Mr. Sachs that are scheduled to vest in May 2008, and (ii) 16,216 restricted shares of Common Stock issued to Mr. Sachs that are scheduled to vest in June 2008.

(19) Includes (i) 25,000 shares issuable upon the exercise of options at a price $1.98 per share, expiring in May 2016, (ii) 5,000 shares issuable upon the exercise of options at a price of $1.85 per share, expiring May 2017, and (iii) 8,108 shares issuable upon the exercise of options at a price of $1.86 per share, expiring in June 2017.

(20) Includes (i) 10,000 restricted shares of Common Stock issued to Mr. Shields that are scheduled to vest in May 2008, and (iii) 16,216 restricted shares of Common Stock issued to Mr. Shields that are scheduled to vest in June 2008.

(21) Includes (i) 25,000 shares issuable upon the exercise of options at a price of $1.83 per share, expiring in November 2014, (ii) 25,000 shares issuable upon the exercise of options at a price of $2.05 per share, expiring in December 2015, (iii) 5,000 shares issuable upon the exercise of options at a price of $1.85 per share, expiring in May 2017, and (iv) 8,108 shares issuable upon the exercise of options at a price of $1.86 per share, expiring in June 2017.

(22) Includes (i) 10,000 restricted shares of Common Stock issued to Mr. Zeman that are scheduled to vest in May 2008, and (ii) 16,216 restricted shares of Common Stock issued to Mr. Zeman that are scheduled to vest in June 2008. Of the total shares, (i) 9,264 shares are held by Mr. Zeman’s spouse, and (ii) 16,100 shares are held in Mr. Zeman’s IRA.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as to each beneficial owner(1) of more than five percent of our Common Stock, information regarding shares owned by each at April 28, 2008.

Name and Address of Beneficial Owner	Common Stock (#)	Percentage of Class (%) (2)
Norman Pessin (3) 366 Madison Avenue, 14th Floor New York, NY 10017	2,956,655	5.70
Nicusa Capital Partners, L.P. 17 State Street, Suite 1650 New York, NY 10004	3,701,684	7.13
Fundamental Management Corporation 8567 Coral Way, #138 Miami, FL 33155	2,530,000	4.88

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 28, 2008 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from April 28, 2008 have been exercised.

(2) Applicable percentage ownership is based on 51,885,932 shares of Common Stock outstanding as of April 28, 2008.

(3) Includes (i) 185,000 shares owned directly by Mr. Pessin, (ii) 1,906,772 shares held in an IRA for the benefit of Mr. Pessin and (iii) 864,883 shares owned directly by Sandra Pessin.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

Based solely on our review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten (10%) percent beneficial owners have been complied with during the year ended December 31, 2007 and through the date hereof except for one late Form 4 filed by Mr. Earley.

REVIEW OF RELATED PARTY TRANSACTIONS

The Board of Directors has delegated to the Audit Committee the responsibility to review and approve all transactions or series of transactions in which we or a subsidiary is a participant, the amount involved exceeds $120,000 and a “Related Person” (as defined in Item 404 of Regulation S-K”) has a direct or indirect material interest. Transactions that fall within this definition will be referred to the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company.

ANNUAL REPORT TO SHAREHOLDERS

A copy of our Annual Report on Form 10-K, for the fiscal year ended December 31, 2007, accompanies this Notice of Annual Meeting and Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained without charge by writing to:

Metropolitan Health Networks, Inc.
250 Australian Avenue, Suite 400
West Palm Beach, Florida 33401
Attention: General Counsel and Secretary

OTHER BUSINESS

2009 Shareholder Proposals

Shareholders interested in submitting a proposal to be considered for inclusion in our Proxy Statement and form of Proxy for the 2009 Annual Meeting of Shareholders may do so by following the procedures prescribed by Securities Exchange Act Rule 14a-8. To be eligible for inclusion, proposals must be submitted in writing and received by us at the address appearing as our principal executive offices on or before Tuesday, December 30, 2008.

A shareholder of ours may wish to have a proposal presented at the 2009 Annual Meeting of Shareholders, but not to have the proposal included in our Proxy Statement and form of Proxy relating to that meeting.

Pursuant to our Amended and Restated Bylaws, in most circumstances, no business may be brought before the annual meeting unless it is specified in the notice of meeting or is otherwise brought before the meeting at the direction of the Board of Directors or by a shareholder who otherwise has the right to submit the proposal and who has delivered written notice to us (containing certain information specified in the Amended and Restated Bylaws about the shareholder and the proposed action) no later than 90 days nor earlier than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting, i.e., between February 26, 2009 and March 28, 2009.

Procedures for Nominating or Recommending for Nomination Candidates for Director

In order for a shareholder to nominate a candidate for director, under our Amended and Restated Bylaws, we must receive timely notice of the nomination in advance of the meeting. Ordinarily, such notice must be received not less than 90 nor more than 120 days before the first anniversary of the date of the preceding year’s annual meeting, i.e., between February 26, 2009 and March 28, 2009. The shareholder filing the notice of nomination must include:

As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

•	the name and address of such shareholder, as they appear on our books, and of such beneficial owner;

•	the class and number of shares of our capital stock which are owned beneficially and of record by such shareholder and such beneficial owner;

•	a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and or by proxy at the meeting to propose such business or nomination; and

•
a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

As to each person whom the shareholder proposes to nominate for election as a director:

•	the name and age of the nominee and, if applicable, all positions and offices held by such person with the Company including the dates and terms of service;

•	a description of any family relationship between the nominee and any of our directors or executive officers;

•	a description of the business experience and principal occupations of the nominee for the past five years, including the name of the nominee’s principal employers and the dates of service;

•	a description of any relationship between any employer of the nominee during the past five years and the Company;

•	a list of all directorships held by the nominee;

•
a description of any legal proceedings involving the nominee or any entity for which the nominee served as an executive officer, including; without limitation, the filing of any petition under federal bankruptcy or state insolvency laws with respect to the nominee’s property or business or any entity for which the nominee served as an executive officer within the preceding two (2) years; the conviction of the nominee or naming of the nominee as the subject of a criminal proceeding and any order or similar decree enjoining the nominee from engaging in specified activities;

•
a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

•
any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by Regulation 14A under the Securities Exchange Act of 1934, as amended; and

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by us within the time limits described above. Such notice must include:

•	the information described above with respect to the shareholder proposing such business;

•
a brief description of the business desired to be brought before the meeting including the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement.

In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the attention of Roberto L. Palenzuela, General Counsel and Secretary, whose address is 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401. Any shareholder desiring a copy of our Amended and Restated Bylaws will be furnished one without charge upon written request to the Secretary. A copy of our Amended and Restated Bylaws is filed as an exhibit to our Current Report on Form 8-K filed on September 30, 2004, and is available at the SEC Internet website at www.sec.gov.

Other Matters

Management is not aware of any matters to be presented for action at the 2008 Annual Meeting, except matters discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors

April 29, 2008	/s/ Roberto L. Palenzuela, Esq.

Roberto L. Palenzuela, Esq.
General Counsel and Secretary